//ex99-1_1622_aa.cecc

                                     $65,000,000

                             SECOND AMENDED AND RESTATED

                                   CREDIT AGREEMENT

                                        AMONG

                                   POWER-ONE, INC.

                       CERTAIN SUBSIDIARIES OF POWER-ONE, INC.

                                   CERTAIN LENDERS

                                         AND

                                BANK OF AMERICA, N.A.,
                               AS ADMINISTRATIVE AGENT

                                         AND

                            UNION BANK OF CALIFORNIA, N.A.
                                     AS CO-AGENT


                                   August 12, 1999





                           BANC OF AMERICA SECURITIES LLC,
                        AS LEAD ARRANGER AND LEAD BOOK MANAGER

                                  TABLE OF CONTENTS

                                                                            PAGE

                                ARTICLE 1  DEFINITIONS
     Section 1.1    DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2    AMENDMENTS AND RENEWALS. . . . . . . . . . . . . . . . . .22
     Section 1.3    CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . .22

                      ARTICLE 2  REVOLVING CREDIT ADVANCES
     Section 2.1    THE REVOLVING CREDIT ADVANCES. . . . . . . . . . . . . . .23
     Section 2.2    MANNER OF BORROWING AND DISBURSEMENT . . . . . . . . . . .23
     Section 2.3    INTEREST . . . . . . . . . . . . . . . . . . . . . . . . .25
     Section 2.4    FEES . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     Section 2.5    PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . .27
     Section 2.6    REDUCTION OF REVOLVING CREDIT COMMITMENT . . . . . . . . .29
     Section 2.7    NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT . . . . .29
     Section 2.8    PAYMENT OF PRINCIPAL OF REVOLVING CREDIT ADVANCES. . . . .30
     Section 2.9    REIMBURSEMENT. . . . . . . . . . . . . . . . . . . . . . .30
     Section 2.10   MANNER OF PAYMENT. . . . . . . . . . . . . . . . . . . . .30
     Section 2.11   LENDING OFFICES. . . . . . . . . . . . . . . . . . . . . .31
     Section 2.12   SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . . . .31
     Section 2.13   CALCULATION OF OFFSHORE DOLLAR RATE. . . . . . . . . . . .32
     Section 2.14   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . .32
     Section 2.15   LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . .35

                         ARTICLE 3  CONDITIONS PRECEDENT
     Section 3.1    CONDITIONS PRECEDENT TO CLOSING, THE INITIAL REVOLVING
                      CREDIT ADVANCE AND THE INITIAL LETTERS OF CREDIT . . . .42
     Section 3.2    CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT ADVANCES
                       AND LETTERS OF CREDIT. . . . . . . . . . . . . . . . . 44
     Section 3.3    CONDITIONS PRECEDENT TO CONVERSIONS AND CONTINUATIONS. . .45

                    ARTICLE 4R  EPRESENTATIONS AND WARRANTIES
     Section 4.1    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .45
     Section 4.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. . . . . .53

                          ARTICLE 5G  ENERAL COVENANTS
     Section 5.1    PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. . . . . . .53
     Section 5.2    BUSINESS; COMPLIANCE WITH APPLICABLE LAW . . . . . . . . .54
     Section 5.3    MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . .54
     Section 5.4    ACCOUNTING METHODS AND FINANCIAL RECORDS . . . . . . . . .54
     Section 5.5    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . .54

     Section 5.6    PAYMENT OF TAXES AND CLAIMS. . . . . . . . . . . . . . . .54
     Section 5.7    VISITS AND INSPECTIONS . . . . . . . . . . . . . . . . . .55
     Section 5.8    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . .55
     SECTION 5.9    INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . .55
     Section 5.10   ENVIRONMENTAL LAW COMPLIANCE.. . . . . . . . . . . . . . .56
     Section 5.11   FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . .57
     Section 5.12   YEAR 2000 COMPLIANCE . . . . . . . . . . . . . . . . . . .57

                        ARTICLE 6  INFORMATION COVENANTS
     Section 6.1    QUARTERLY FINANCIAL STATEMENTS AND INFORMATION . . . . . .58
     Section 6.2    ANNUAL FINANCIAL STATEMENTS AND INFORMATION;
                       CERTIFICATE OF NO DEFAULT . . . . . . . . . . . . . . .58
     Section 6.3    COMPLIANCE CERTIFICATE . . . . . . . . . . . . . . . . . .59
     Section 6.4    COPIES OF OTHER REPORTS AND NOTICES. . . . . . . . . . . .59
     Section 6.5    NOTICE OF LITIGATION, DEFAULT AND OTHER MATTERS. . . . . .60
     Section 6.6    ERISA REPORTING REQUIREMENTS . . . . . . . . . . . . . . .60

                          ARTICLE 7NEGATIVE COVENANTS
     Section 7.1    INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . .61
     Section 7.2    LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . .62
     Section 7.3    INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . .62
     Section 7.4    LIQUIDATION, MERGER, NEW SUBSIDIARIES. . . . . . . . . . .63
     Section 7.5    SALES OF ASSETS. . . . . . . . . . . . . . . . . . . . . .63
     Section 7.6    ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . . .64
     Section 7.7    CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . .64
     Section 7.8    RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . .64
     Section 7.9    AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . . . .65
     Section 7.10   COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . .65
     Section 7.11   MAXIMUM LEVERAGE RATIO . . . . . . . . . . . . . . . . . .65
     Section 7.12   MINIMUM FIXED CHARGE COVERAGE RATIO. . . . . . . . . . . .65
     Section 7.13   MINIMUM NET WORTH. . . . . . . . . . . . . . . . . . . . .65
     Section 7.14   SALE AND LEASEBACK . . . . . . . . . . . . . . . . . . . .66
     Section 7.15   SALE OR DISCOUNT OF RECEIVABLES. . . . . . . . . . . . . .66
     Section 7.16   BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . .66
     Section 7.17   FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . .66

                               ARTICLE 8  DEFAULT
     Section 8.1    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .66
     Section 8.2    REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .69

                       ARTICLE 9  CHANGES IN CIRCUMSTANCES
     Section 9.1    OFFSHORE BASIS DETERMINATION INADEQUATE. . . . . . . . . .70
     Section 9.2    ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . .70

     Section 9.3    INCREASED COSTS. . . . . . . . . . . . . . . . . . . . . .71
     Section 9.4    EMU CHANGES. . . . . . . . . . . . . . . . . . . . . . . .72
     Section 9.5    EFFECT ON BASE RATE ADVANCES . . . . . . . . . . . . . . .73
     Section 9.6    CAPITAL ADEQUACY . . . . . . . . . . . . . . . . . . . . .73
     Section 9.7    REPLACEMENT LENDER . . . . . . . . . . . . . . . . . . . .74

                       ARTICLE 10  AGREEMENT AMONG LENDERS
     Section 10.1   AGREEMENT AMONG LENDERS. . . . . . . . . . . . . . . . . .74
     Section 10.2   LENDER CREDIT DECISION . . . . . . . . . . . . . . . . . .77
     Section 10.3   BENEFITS OF ARTICLE. . . . . . . . . . . . . . . . . . . .77

                            ARTICLE 11  MISCELLANEOUS
     Section 11.1   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .78
     Section 11.2   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . .78
     Section 11.3   WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . .79
     Section 11.4   CALCULATION BY THE LENDERS CONCLUSIVE AND BINDING. . . . .79
     Section 11.5   SET-OFF. . . . . . . . . . . . . . . . . . . . . . . . . .79
     Section 11.6   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . .80
     Section 11.7   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .82
     Section 11.8   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . .82
     Section 11.9   INTEREST AND CHARGES . . . . . . . . . . . . . . . . . . .82
     Section 11.10  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . .82
     Section 11.11  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . .82
     Section 11.12  EXCEPTION TO COVENANTS . . . . . . . . . . . . . . . . . .83
     Section 11.13  NO LIABILITY OF ISSUING BANK . . . . . . . . . . . . . . .83
     Section 11.14  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . .84
     Section 11.15  AMENDMENT, RESTATEMENT, EXTENSION, AND RENEWAL . . . . . .84
     Section 11.16  JOINT AND SEVERAL OBLIGATIONS. . . . . . . . . . . . . . .84
     Section 11.17  CONVERSION OF CURRENCIES . . . . . . . . . . . . . . . . .85
     Section 11.18  NO DUTIES OF CO-AGENT. . . . . . . . . . . . . . . . . . .85
     Section 11.19  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . .85
     Section 11.20  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . .86
     Section 11.21  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . .87

SCHEDULES AND EXHIBITS

Schedule 1: Approved Offshore Currency Lending Offices and Approved Offshore Currency Payment Offices
Schedule 2:         Existing Liens
Schedule 3:         Existing Litigation and Material Liabilities
Schedule 4.1(a):    Subsidiaries
Schedule 4.1(g):    Title Exceptions
Schedule 4.1(h):    Litigation Exceptions
Schedule 4.1(t):    Patent Exceptions
Schedule 5:         Existing Investments
Schedule 6:         Existing Indebtedness
Schedule 7:         Existing Letters of Credit




Exhibit A:     Revolving Credit Note
Exhibit B:     Pledge Agreement
Exhibit C:     Compliance Certificate
Exhibit D:     Assignment Agreement
Exhibit E:     Subsidiary Guaranty
Exhibit F:     Subordination Agreement
Exhibit G:     Notice of Borrowing
Exhibit H:     Notice of Continuation/Conversion

//ex99-1_1622_ab.cecc

                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of August 20, 1999, among POWER-ONE, INC., a corporation organized and existing under the laws of the State of Delaware (the "PARENT"), INTERNATIONAL POWER DEVICES, INC., a corporation organized under the laws of the Commonwealth of Massachusetts ("IPD"), MELCHER HOLDING AG, a Swiss corporation ("MELCHER") (the Parent, IPD and Melcher are hereinafter sometimes referred to herein collectively as the "BORROWERS"), the Lenders from time to time party hereto, BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders, and UNION BANK OF CALIFORNIA, N.A., a national banking association, as co-agent for the Lenders.

                                BACKGROUND

     The Borrowers have requested that the Lenders make a credit facility available to the Borrowers in the maximum principal amount of $65,000,000 to
(a) refinance existing debt of the Parent outstanding pursuant to the terms of that certain Amended and Restated Credit Agreement, dated as of December 10, 1997, among the Parent, the lenders party thereto, and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., formerly known as NationsBank, N.A. and successor by merger to NationsBank of Texas, N.A.), as Administrative Agent, as amended, modified, supplemented and restated from time to time (the "EXISTING CREDIT AGREEMENT"), (b) finance Acquisitions (as hereinafter defined) permitted hereunder, and (c) finance the ongoing working capital and general corporate requirements of the Parent and its Subsidiaries (as hereinafter defined). The Lenders have agreed to do so, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement shall be amended, restated and superseded as follows:


                                     ARTICLE 1

                                    DEFINITIONS

     Section 1.1    DEFINED TERMS.  For purposes of this Agreement:

     "ACQUISITION" shall mean any transaction pursuant to which the Parent or any of its Subsidiaries, (i) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (A) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by the Parent or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions not involving an unfriendly tender offer, or a combination of any of the foregoing, or (B) makes any corporation a Subsidiary of the Parent or such Subsidiary, or causes any corporation, other than a Subsidiary of the Parent or such Subsidiary, to be merged into the Parent or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of the Parent or such Subsidiary), or (ii) in one transaction or a series of related transactions, purchases or acquires any business or assets of any Person other than in the ordinary course of business.

     "ACQUISITION CONSIDERATION" means the consideration given by the Parent or any of its Subsidiaries for an Acquisition, including but not limited to the fair market value of any cash, property, stock or services given, the maximum amount that could reasonably be expected to be paid pursuant to any earn-out contracts or agreements and the amount of any Indebtedness in respect of debt for borrowed money, Synthetic Leases and Capitalized Lease Obligations assumed or incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.

     "ADMINISTRATIVE AGENT" means Bank of America, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to SECTION 10.1(b) hereof.

     "ADVANCE" means any amount advanced by the Lenders to the Borrowers pursuant to ARTICLE 2 hereof on the occasion of any borrowing.

     "AFFILIATE" means, as applied to any Person, any other Person that, directly or indirectly, through one or more Persons, Controls or is Controlled By or Under Common Control with, that Person.

     "AGREEMENT" means this Second Amended and Restated Credit Agreement, as amended, modified, supplemented or restated from time to time.

     "AGREEMENT CURRENCY" has the meaning specified in SECTION 11.17 hereof.

     "AGREEMENT DATE" means the date of this Agreement.

     "APPLICABLE CURRENCY" means, as to any particular payment or Advance, Dollars or the Approved Offshore Currency in which it is denominated or is payable.

     "APPLICABLE ENVIRONMENTAL LAWS" means applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the

Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA").

     "APPLICABLE LAW" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "APPLICABLE LAW" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-IH, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("ART. IH"), if applicable, and if Art. IH is not applicable, Article 5069-ID, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("ART. ID"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 346 of the Texas Finance Code, as amended, shall not apply to Advances, the Reimbursement Obligations, this Agreement, the Notes or any other Loan Documents.

     "APPLICABLE LENDER" has the meaning specified in SECTION 11.17 hereof.

     "APPLICABLE MARGIN" means the following per annum percentages, applicable in the following situations:

                                                          Base Rate   Offshore
                              Applicability                 Basis       Basis
                              -------------               ----------  --------
                (a)  INITIAL PRICING PERIOD                  1.25       2.50
                     SUBSEQUENT PRICING PERIOD
                (b)  The  Leverage Ratio is greater than     1.25       2.50
                     or equal to 2.50 to 1
                (c)  The  Leverage  Ratio  is  less than     0.75       2.00
                     2.50 to 1 but greater than or equal
                     to 1.75 to 1
                (d)  The  Leverage  Ratio  is  less than     0.25       1.50
                     1.75 to 1 but greater than or equal
                     to 1.00 to 1
                (e)  The  Leverage  Ratio  is  less than     0.00       1.25
                     1.00 to 1

The Applicable Margin payable by the applicable Borrower on the Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis (except as otherwise provided in SECTION 7.6 hereof) according to the performance of the Parent as tested by using the Leverage Ratio calculated as of the end of each fiscal quarter during the Subsequent Pricing Period; PROVIDED, that each adjustment in the Offshore Rate shall be effective with respect to Offshore Advances (i) made following receipt by the Administrative Agent of the financial statements required to be delivered pursuant to SECTION 6.1 or 6.2 hereof, as applicable, for each such fiscal quarter, and the corresponding Compliance Certificate required pursuant to
SECTION 6.3 hereof, on the date of making of such Offshore Advance and (ii) outstanding on the date of receipt of such financial statements and Compliance Certificate referred to in clause (i) immediately preceding, on the date which is 2 Business Days following the date of receipt of such financial statements and Compliance Certificate. If such financial statements and Compliance Certificate are not received by the Administrative Agent by the date required, the Applicable Margin shall be determined as if the Leverage Ratio is greater than or equal to 2.50 to 1 until such time as such financial statements and Compliance Certificate are received.

     "APPROVED OFFSHORE CURRENCY" means any Pound Sterling, Danish Kroner, Swiss Francs, Canadian Dollars, the Euro and any other freely available currency (excluding Mexican Pesos) notified to the Administrative Agent upon not less than 10 Business Days' notice that in the opinion of all Lenders, in their sole discretion, is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars.

     "APPROVED OFFSHORE CURRENCY ADVANCE" means an Advance denominated in an Approved Offshore Currency.

     "APPROVED OFFSHORE CURRENCY BORROWING LIMIT" means the Dollar Equivalent of $25,000,000; provided, however, no more than the Dollar Equivalent of $15,000,000 in proceeds of Approve Offshore Currency Advances may be used for purposes other than to refinance Indebtedness of Melcher which exists on the Agreement Date and is set forth on SCHEDULE 6 hereto.

     "APPROVED OFFSHORE CURRENCY LENDING OFFICE" means the address of each Lender specified on SCHEDULE 1 attached hereto as its Approved Offshore Currency Lending Office.

     "APPROVED OFFSHORE CURRENCY PAYMENT OFFICE" means the addresses of each Lender specified on SCHEDULE 1 attached hereto.

     "APPROVED OFFSHORE CURRENCY RATE" means, for any Offshore Advance to be made in an Approved Offshore Currency for any Interest Period therefor, the interest rate per annum (rounded upward to the nearest 1/16th of one percent) determined by the Administrative Agent at approximately 9:00 a.m. (London time), on the date which is two Business Days before the first day of such Interest Period to be the offered quotations that appear on the Reuter's Screen SIDE page for deposits in the applicable Approved Offshore Currency in the applicable Interbank Market for such Approved Offshore Currency for a length of time approximately equal to the Interest Period for the Approved Offshore Currency Advance sought by the Borrowers. If at least two such offered quotations appear on the Reuter's Screen SIDE page, the Approved Offshore Currency Rate shall be the arithmetic mean (rounded upward to the nearest 1/16th of one percent) of such offered quotations, as determined by the Administrative Agent. If the

Reuter's Screen SIDE page is not available or has been discontinued, the Approved Offshore Currency Rate shall be the rate per annum that the Administrative Agent determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in the applicable Approved Offshore Currency in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Offshore Advance sought by the Borrowers are offered to the Administrative Agent in immediately available funds in the applicable Interbank Market for such Approved Offshore Currency at 11:00 a.m. (local time of such Interbank Market), on the date which is two Business Days prior to the first day of an Interest Period.

     "ART. ID" has the meaning specified in the definition of "APPLICABLE LAW".

     "ART. IH" has the meaning specified in the definition of "APPLICABLE LAW".

     "ASSIGNMENT AGREEMENT" has the meaning specified in SECTION 11.6 hereof.

     "AUTHORIZED SIGNATORY" means Eddie K. Schnopp or such other senior personnel of the Parent as may be duly authorized and designated in writing by the Borrowers delivered to the Administrative Agent to execute documents, agreements and instruments on behalf of the Borrowers, and to request Advances and Letters of Credit hereunder.

     "BASE RATE ADVANCE" means any Advance bearing interest at the Base Rate Basis.

     "BASE RATE BASIS" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day plus (iii) the Applicable Margin or (b) the sum of (i) the Prime Rate on such day plus (ii) the Applicable Margin. The Base Rate Basis shall be adjusted automatically without notice to the Borrowers as of the opening of business on the effective date of each change in the Prime Rate to account for such change.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by Law to close, and, if the applicable Business Day relates to:

     (a) an Offshore Advance denominated in Dollars, any such day on which dealings are carried on in the applicable offshore Dollar market;

     (b)  with respect to the Euro, any such day which is:

          (i)  for payments or purchases of the Euro, a TARGET Business Day; and

          (ii) for all other purposes, including without limitation the giving and receiving of notices hereunder, a TARGET Business Day on which banks are generally

                                       -10-
//ex99-1_1622_ac.cecc
     open for business in London, Frankfurt and in any other principal financial center as the Administrative Agent may from time to time determine for this purpose; and

     (c) an Offshore Advance denominated in any other Approved Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Approved Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Approved Offshore Currency will be made or received hereunder.

     "CAPITAL EXPENDITURES" means, for any period, expenditures made by the Parent and its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, but excluding any such assets, plant and equipment acquired in connection with an Acquisition permitted pursuant to SECTION 7.6 hereof) computed in accordance with GAAP, consistently applied.

     "CAPITAL STOCK" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership, and each member interest in any Person that is a limited liability company.

     "CAPITALIZED LEASE OBLIGATIONS" means that portion of any obligation of the Parent or any of its Subsidiaries as lessee under a lease which at the time would be required to be capitalized on a balance sheet of the Parent or such Subsidiary prepared in accordance with GAAP.

     "CASH AND CASH EQUIVALENTS" means with respect to the Parent and each of its Subsidiaries (i) cash (which after the occurrence of an Event of Default shall exclude any cash proceeds of accounts), (ii) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above,
(v) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within six months after the date of acquisition, and (vi) a readily redeemable "money market mutual fund" advised by a bank described in clause (iii) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (i) through (v) hereof and having on the date of such Investment total assets of at least One Hundred Million Dollars ($100,000,000.00).

     "CASH COLLATERALIZED LETTERS OF CREDIT" means Letters of Credit with respect to which cash in the amount of such Letters of Credit has been deposited in the L/C Cash Collateral Account as provided in SECTION 2.15(g)(i) hereof.

     "CHANGE OF CONTROL" means (a) any merger or consolidation of the Parent with or into any Person (other than a merger or consolidation in which the Parent is a surviving corporation) or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Parent, on a consolidated basis, in one transaction or a series of related transactions, (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable) is or becomes the "beneficial owner", directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Parent then outstanding normally entitled to vote in elections of directors, or (c) during any period of 24 consecutive months after the Agreement Date, individuals who at the beginning of such 24-month period constituted the board of directors of the Parent (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Parent then in office.

     "CO-AGENT" means Union Bank of California, N.A., a national banking association.

     "COBRA" has the meaning specified in SECTION 4.1(L) hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means any collateral hereafter granted by any Person to the Administrative Agent for the benefit of the Lenders or any Affiliate of any Lender to secure the Obligations.

     "COLLATERAL DOCUMENT" means any document under which Collateral is granted and any document related thereto.

     "COMPLIANCE CERTIFICATE" means a certificate, signed by an Authorized Signatory, in substantially the form of EXHIBIT C, appropriately completed.

     "CONTROL" or "CONTROLLED BY" or "UNDER COMMON CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

     "CONTROLLED GROUP" means as of the applicable date, as to any Person not an individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Parent shall be deemed to be members of the Parent's Controlled Group.

     "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

     "DEFAULT" means an Event of Default and/or any of the events specified in
SECTION 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "DEFAULT RATE" means a simple per annum interest rate equal to (a) with respect to Base Rate Advances, the lesser of (i) the Highest Lawful Rate or
(ii) the Prime Rate plus two percent, or (b) with respect to Offshore Advances, the lesser of (i) the Highest Lawful Rate or (ii) the Offshore Basis plus two percent.

     "DETERMINING LENDERS" means, on any date of determination, any combination of the Lenders having more than 50% of the aggregate amount of the Advances then outstanding; provided, however, that if there are no Advances outstanding hereunder, "Determining Lenders" shall mean any combination of Lenders whose Specified Percentages aggregate more than 50%.

     "DIVIDEND" means, as to any Person, (a) any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution on account of, any shares of Capital Stock of, or other similar interest in, such Person and (b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of, or similar interest in, such Person.

     "DOLLAR" or "$" means the lawful currency of the United States of America.

     "DOLLAR ADVANCE" means an Advance denominated in Dollars.

     "DOLLAR EQUIVALENT" means (a) in relation to any amount denominated in Dollars, the amount thereof and (b) in relation to an amount denominated in an Approved Offshore Currency, the amount of such Dollars required to purchase the relevant stated amount of Approved Offshore Currency at the Exchange Rate on the date of determination. For the purposes of this Agreement, unless otherwise expressly stated herein, the Dollar Equivalent principal amount any

Advance or Letter of Credit shall be determined on the date on which the Notice of Borrowing or Notice of Issuance is received with respect thereto.

     "DOLLAR EQUIVALENT EXCESS" has the meaning specified in SECTION 2.5(b) hereof.

     "DOMESTIC SUBSIDIARY" means any Subsidiary of the Parent other than a Foreign Subsidiary.

     "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Parent and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense, plus (c) depreciation and amortization plus (d) to the extent included in such period, a one-time charge for acquired in-process research and development related to IPD not to exceed $3,300,000 in aggregate amount, plus (e) to the extent included in such period, a one-time charge for the inventory write-up with respect to purchase accounting adjustments related to the Acquisition of IPD and Melcher not to exceed $3,700,000 in aggregate amount, plus (f) a one-time write-off with respect to the Calex license not to exceed $1,000,000 in aggregate amount.

     "ELIGIBLE ASSIGNEE" means (a) a Lender, (b) an Affiliate of a Lender organized under the laws of the United States or any state thereof, (c) any commercial bank organized under the laws of the United States or any state thereof, and (d) any savings and loan association or savings bank organized under the laws of the United States or any state thereof, (e) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, provided that such bank is acting through a branch or agency located in the United States, and (f) a finance company, insurance company or other financial institution or fund organized under the laws of the United States or any state thereof that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; PROVIDED, HOWEVER, that neither the Parent nor any of its Affiliates shall qualify as an Eligible Assignee.

     "EMU" means Economic and Monetary Union as contemplated in the Treaty.

     "EMU LEGISLATION" means (a) the Treaty and (b) legislative measures of the European Council for the introduction of, changeover to, or operation of, the Euro, in each case as amended or supplemented from time to time.

     "EQUITY" means shares of capital stock or partnership, profits, capital or member interest, or options, warrants or any other right to subscribe for or otherwise acquire capital stock or a partnership, profits, capital or member interest, of the Parent or any of its Subsidiaries.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

     "ERISA EVENT" means, with respect to the Parent and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA),
(b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA; PROVIDED, HOWEVER, that ERISA Event shall not include the termination by Service Supply of its employee stock option plan.

     "EURO" means the single currency of Participating Member States introduced in accordance with the provisions of Article 109(l)4 of the Treaty; all payments to be made under this Agreement in euros shall be made in immediately available, freely transferable funds.

     "EVENT OF DEFAULT" means any of the events specified in SECTION 8.1, provided that any requirement for notice or lapse of time has been satisfied.

     "EXCHANGE RATE" means with respect to any Approved Offshore Currency on a particular date, the rate at which such Approved Offshore Currency may be exchanged into Dollars, as set forth on such date on the Reuters currency page for exchanges of such Approved Offshore Currency into Dollars. In the event that such rate does not appear on any Reuters currency page, the Exchange Rate with respect to such Approved Offshore Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic mean of the spot rates of exchange for the Administrative Agent and two other money center banks in the interbank market where the foreign currency exchange operations of the Administrative Agent and such two other money center banks in respect of such Approved Offshore Currency are then being conducted, at or about 10:00 a.m. local time, at such date for the purchase of Dollars with such Approved Offshore Currency, for delivery two Business Days later; PROVIDED, HOWEVER, that if at the time of any such determination, for any reason, no such spot rate is being quoted by the Administrative Agent, the Administrative Agent may use any reasonable method it deems applicable to determine its respective spot rate, and such determination shall be prima facie evidence of such rate.

                                       -15-
//ex99-1_1622_ad.cecc

     "EXISTING LETTERS OF CREDIT" means those Letters of Credit issued under the Existing Credit Agreement and outstanding on the Agreement Date which are set forth on SCHEDULE 7 hereto.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as reasonably determined by Administrative Agent.

     "FEE LETTER" has the meaning specified in SECTION 2.4(b) hereof.

     "FISCAL YEAR" means each period of 52 or 53 weeks ending on the Sunday closest to December 31 of each year.

     "FIXED CHARGES" means, for any period of calculation, calculated for the Parent and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) scheduled principal payments in respect of Indebtedness during such period, plus (b) interest expense (including interest expense pursuant to Capitalized Lease Obligations during such period), plus (c) lease expense under Operating Leases during such period.

     "FIXED CHARGE COVERAGE RATIO" means the ratio of Pretax Cash Flow to Fixed Charges, calculated for the four consecutive fiscal quarters immediately preceding the date of calculation.

     "FOREIGN SUBSIDIARY" means any Subsidiary of the Parent which is not organized under the laws of any state of the United States of America or the District of Columbia.

     "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

     "GUARANTY" or "GUARANTEED", as applied to an obligation of another Person, means (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit; provided, however, Guaranty does not mean (A) the endorsement of instruments for collection or deposit in the ordinary course of business and (B) customary indemnities given in connection with asset sales in the ordinary course of business.

     "HIGHEST LAWFUL RATE" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrowers. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be
(a) the weekly rate ceiling described in and computed in accordance with the provisions of Art. ID.003 or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Art. ID.008; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Art. ID.009(a) and (b) shall control for purposes of such determination, as applicable.

     "INDEBTEDNESS" means, with respect to any Person, without duplication,
(a) all items, except accounts payable arising in the normal course of business, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien on any property or asset owned by such Person (other than accounts payable arising in the ordinary course of business), whether or not the obligation secured thereby shall have been assumed, (c) all Capitalized Lease Obligations of such Person, all obligations in respect of letters of credit, bankers' acceptances and similar instruments, and all obligations under Interest Hedge Agreements, (d) any "withdrawal liability" of the Parent or any of its Subsidiaries, as such term is defined under Part I of Subtitle E of Title IV of ERISA, (e) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, on or before December 1, 2002, (f) the principal portion of all obligations of such Person under any Synthetic Lease, and (g) any Guaranty of such Person of any obligation of another Person constituting obligations of a type set forth above.

     "INDEMNIFIED MATTERS" has the meaning specified in SECTION 5.9(a) hereof.

     "INDEMNITEES" has the meaning specified in SECTION 5.9(a) hereof.

     "INITIAL PRICING PERIOD" means that period from the Agreement Date to and including the Rate Adjustment Date.

     "INSTITUTIONAL DEBT" means unsecured Indebtedness of the Parent which may be raised by the Parent in the private placement or public debt markets, PROVIDED THAT, (a) the maturity date of such Indebtedness is after the Maturity Date, (b) there shall be no scheduled payments or mandatory prepayments or redemptions of such Indebtedness prior to the Maturity Date, (c) the covenants and events of default with respect to such Indebtedness shall be no more restrictive than the covenants and Events of Default set forth herein and
(d) all other terms and provisions of such Indebtedness shall be reasonably satisfactory to the Administrative Agent, with only such changes or amendments as are approved by the Administrative Agent.

     "INTEREST HEDGE AGREEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "INTEREST PERIOD" means the period beginning on the day any Offshore Advance is made and ending one, two or three, or, subject to availability and agreement by each Lender, six months thereafter (as the Borrowers shall select).

     "INVESTMENT" means any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

     "ISSUING BANK" means Bank of America, N.A., a national banking association, in its capacity as issuer of the Letters of Credit.

     "JUDGMENT CURRENCY" has the meaning specified in SECTION 11.17 hereof.

     "LAW" means any statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "LENDER" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a portion of the Revolving Credit Commitment or is owed any part of the Obligations (including the Administrative Agent in its individual capacity), and each Assignee that hereafter becomes a party hereto pursuant to SECTION 11.6 hereof, subject to the limitations set forth therein.

     "L/C RELATED DOCUMENTS" has the meaning specified in SECTION 2.15(e) hereof.

     "LETTER OF CREDIT" has the meaning specified in SECTION 2.15(a) hereof.

     "LETTER OF CREDIT AGREEMENT" has the meaning specified in SECTION 2.15(b) hereof.

     "LETTER OF CREDIT FACILITY" has the meaning specified in SECTION 2.15(a) hereof.

     "LEVERAGE RATIO" means, for any date of calculation, the ratio of Total Debt as of the date of calculation to EBITDA calculated for the four consecutive fiscal quarters immediately preceding the date of calculation. For purpose of calculation of the Leverage Ratio only, EBITDA shall be measured on a pro forma basis and each Person or line of business that was acquired or disposed of during the four fiscal quarter period ending on or before such date of calculation shall be deemed to have been acquired or disposed of on the first day of such period.

     "LIEN" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "LITIGATION" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

     "LOAN DOCUMENTS" means this Agreement, the Notes, any Subsidiary Guaranty, any Pledge Agreement, any Subordination Agreement, the Fee Letter, any Interest Hedge Agreements entered into with any Lender or any Affiliate of any Lender, and any other document or agreement executed or delivered from time to time by the Parent, any of its Subsidiaries or any other Person in connection herewith or as security for the Obligations.

     "MATERIAL ADVERSE EFFECT" means any act or circumstance or event that
(a) causes a Default, (b) otherwise could reasonably be expected to be material and adverse to the business, financial condition, results of operations, or business prospects of the Parent and its Subsidiaries taken as a whole, or
(c) in any manner whatsoever does or could reasonably be expected to materially and adversely affect the validity or enforceability of any Loan Documents.

     "MATERIAL SUBSIDIARY" means each Subsidiary of the Parent or of a Subsidiary of the Parent (a) the gross revenues of which for the then most recently completed four fiscal quarters constituted (or, with respect to any such Subsidiary acquired during such fiscal quarters, would have constituted had the gross revenues of such Subsidiary been included for such period) 5% or more of the consolidated gross revenues of the Parent and its Subsidiaries for such period or (b) the assets of which as of the end of any fiscal quarter constituted 5% or more of the consolidated assets of the Parent and its Subsidiaries as of the end of such fiscal quarter. For purposes of this Agreement, each of Melcher Holding AG, Melcher AG, Melcher Produktion AG,
IPD, Power-Electronics, Inc. and Poder Uno de Mexico, S.A. de C.V. shall at all times be deemed to be a Material Subsidiary.

     "MATURITY DATE" means December 1, 2002, or the earlier date of termination in whole of the Revolving Credit Commitment pursuant to SECTION 2.6 or 8.2 hereof.

     "MAXIMUM AMOUNT" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

     "MULTIEMPLOYER PLAN" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "NATIONSBANK" means Bank of America, N.A., a national banking association, in its capacity as a Lender.

     "NECESSARY AUTHORIZATION" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any Tribunal or any Person necessary or appropriate to enable the Parent or any of its Subsidiaries to maintain and operate its business and properties.

     "NEGATIVE PLEDGE" means any agreement, contract or other arrangement whereby the Parent or any of its Subsidiaries is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets.

     "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or issuance of any Capital Stock or Indebtedness by or of any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, lease, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to the asset that is the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, in each case, to the extent paid or payable by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; (iii) without duplication, taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition; and (iv) the payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Capital Stock or assets in question and that is required to

                                       -20-
//ex99-1_1622_ae.cecc
be repaid under the terms thereof as a result of such sale, lease, transfer or other disposition.

     "NET INCOME" means, net earnings (or deficit) after taxes of the Parent and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "NET WORTH" means, for the Parent and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, total assets minus total liabilities.

     "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(a) hereof.

     "NOTICE OF CONTINUATION/CONVERSION" has the meaning specified in SECTION 2.2(d) hereof.

     "NOTICE OF ISSUANCE" has the meaning specified in SECTION 2.15(b) hereof.

     "OBLIGATIONS" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Parent, any of its Subsidiaries or any other Obligor to any Lender or any Affiliate of any Lender under the Loan Documents as they may be amended from time to time, and (b) all obligations of the Parent, any of its Subsidiaries or any other Obligor for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Parent, any of its Subsidiaries or any other Obligor of any obligation, covenant or undertaking with respect to any Loan Document payable by the Parent, any of its Subsidiaries or any other Obligor under any Loan Document.

     "OBLIGOR" means the Borrowers or any other Person liable for performance of any of the Obligations or the property of which secures any of the Obligations.

     "OFFSHORE ADVANCE" means any Advance bearing interest at the Offshore
Basis.

     "OFFSHORE BASIS" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Offshore Dollar Rate or Approved Offshore Currency Rate, as applicable, plus the Applicable Margin. The Offshore Basis shall, with respect to Offshore Advances subject to reserve or deposit requirements, be subject to premiums for such reserve or deposit requirements assessed by each Lender to the extent incurred by such Lender, which are payable directly to each Lender. Once determined, the Offshore Basis shall remain unchanged during the applicable Interest Period.

     "OFFSHORE DOLLAR RATE" means, for any Offshore Advance to be made in Dollars for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "OFFSHORE DOLLAR RATE" shall mean, for any

Offshore Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100th of 1%).

     "OFFSHORE LENDING OFFICE" means, with respect to a Lender, the office designated as its Offshore Lending Office for Dollar Advances on SCHEDULE 1 attached hereto, and such other office of the Lender or any of its Affiliates hereafter designated by notice to the Borrowers and the Administrative Agent.

     "OPERATING LEASE" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

     "PARTICIPANT" has the meaning specified in SECTION 11.6(c) hereof.

     "PARTICIPATION" has the meaning specified in SECTION 11.6(c) hereof.

     "PARTICIPATING MEMBER STATE" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

     "PAYMENT DATE" means the last day of the Interest Period for any Offshore Advance.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PEI" means Power-Electronics, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.

     "PERMITTED LIENS" means, as applied to any Person:

     (a)  Any Lien to secure the Obligations hereunder;

     (b)  (i) Liens on real estate for ad valorem taxes not yet delinquent,
(ii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iii) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings in accordance with SECTION 5.6 hereof and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (c) Liens of carriers, warehousemen, landlords, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

     (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person;

     (f) Liens created to secure the purchase price of assets acquired by such Person or created to secure Indebtedness permitted by SECTION 7.1(c) hereof, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not increased;

     (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured (subject to customary deductibles) and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders;

     (h) Any Liens which are described on SCHEDULE 2 hereto, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Parent or any of its Subsidiaries;

     (i) Leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Parent or any of its Subsidiaries;

     (j) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Parent or any of its Subsidiaries is a lessee;

     (k) Any zoning or similar law or right reserved to or vested in any Tribunal to control or regulate the use of any real property;

     (l) Any other title exception with respect to real property assets disclosed by any preliminary title report, title commitment report or other search of title provided to the Administrative Agent in accordance with this Agreement unless disapproved by the Administrative Agent prior to the Agreement Date; and

     (m) Any Lien in favor of any Lender or any Affiliate of any Lender to secure any obligations owed to such Lender in respect of any Interest Hedge Agreement.

     "PERSON" means an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan) pursuant to which any employees of the Parent, its Subsidiaries or any member of their Controlled Group participate.

     "PLEDGE AGREEMENT" means any pledge agreement, substantially in the form of EXHIBIT B hereto, as amended, modified, renewed, supplemented or restated from time to time, executed by the Parent with respect to 66% of the issued and outstanding Capital Stock of each Foreign Subsidiary directly owned by the Parent or any Domestic Subsidiary.

     "PRETAX CASH FLOW" means, for any period of determination, calculated for the Parent and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) EBITDA for such period, plus (b) lease expense under Operating Leases for such period.

     "PRETAX NET INCOME" means net profit (or loss) before taxes of the Parent and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "PRIME RATE" means, at any time, the prime interest rate announced or published by the Administrative Agent from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Agent.

     "PUM" shall mean Poder Uno de Mexico, S.A. de C.V., a corporation organized under the laws of the United Mexican States.

     "QUARTERLY DATE" means the last day of each March, June, September and December, beginning September 30, 1999.

     "RATE ADJUSTMENT DATE" means the date that the Lenders receive the financial statements for the fiscal quarter ending June 30, 1999 required to be delivered pursuant to SECTION 6.1.

     "REIMBURSEMENT OBLIGATIONS" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit not theretofore reimbursed by the Borrowers.

     "RELEASE DATE" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Revolving Credit Commitment has been terminated.

     "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA.

     "RESET DATE" means the date on which any Offshore Advance denominated in an Approved Offshore Currency is continued for an additional Interest Period.

     "RESTRICTED PAYMENTS" means, collectively, (i) Dividends, and (ii) any
(A) payment or prepayment of principal, premium or penalty on any Institutional Debt of the Parent or any or its Subsidiaries or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Institutional Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor) and (B) prepayment of interest on any Institutional Debt.

     "REVOLVING COMMITMENT FEE" has the meaning specified in SECTION 2.4(a) hereof.

     "REVOLVING CREDIT ADVANCE" means an Advance made pursuant to SECTION 2.1(a) hereof.

     "REVOLVING CREDIT COMMITMENT" means $65,000,000.00.

     "REVOLVING CREDIT NOTE" means the Promissory Note of the Borrowers evidencing Revolving Credit Advances hereunder, substantially in the form of EXHIBIT A hereto, together with any extension, renewal, or amendment thereof, or substitution therefor.

     "RIGHTS" means rights, remedies, powers and privileges.

     "SHAREHOLDER CONTRIBUTION" means any contribution of cash to the Parent or any of its Subsidiaries made by any shareholder of the Parent or any of its Affiliates which is used by the Parent for Capital Expenditures or Acquisitions or pursuant to SECTION 8.1(c) hereof.

     "SOLVENT" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated

                                       -25-
//ex99-1_1622_af.cecc
liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "SPECIAL COUNSEL" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

     "SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement.

     "SUBORDINATION AGREEMENT" means any Subordination Agreement, executed by one or more Subsidiaries of the Parent, substantially in the form of EXHIBIT F hereto, as amended, modified, renewed, supplemented or restated from time to time.

     "SUBSEQUENT PARTICIPANT" means each country that adopts the Euro as its lawful currency after January 1, 1999.

     "SUBSEQUENT PRICING PERIOD" means the period from the date which is the first day following the end of the Initial Pricing Period to the Maturity Date.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate or other Person of which (or in which) more than 50% of:

          (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture,

          (c)  the beneficial interest of such trust or estate, or

          (d)  the equity interest of such other Person,

     is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "SUBSIDIARY GUARANTY" means any Subsidiary Guaranty, executed by one or more Domestic Subsidiaries, substantially in the form of EXHIBIT E hereto, as amended, modified, renewed, supplemented or restated from time to time.

     "SYNTHETIC LEASES" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an Operating Lease pursuant to GAAP.

     "TARGET BUSINESS DAY" is a day when TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system), or any successor thereto, is scheduled to be open for business.

     "TAXES" has the meaning specified in SECTION 2.14 hereof.

     "TOTAL DEBT" means, as of any date of determination, determined for the Parent and its Subsidiaries on a consolidated basis, without duplication,
(i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, and (iv) Capitalized Lease Obligations.

     "TREATY" means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) as amended, varied or supplemented from time to time.

     "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental or other regulatory body or authority.

     "UCC" means the Uniform Commercial Code of Texas, as amended from time to time, and the Uniform Commercial Code applicable in such other states as any Collateral may be located.

     "UNUSED PORTION" means an amount equal to the result of (i) the Revolving Credit Commitment minus (ii) the sum of (A) the outstanding Revolving Credit Advances plus (B) outstanding Reimbursement Obligations in respect of the Letters of Credit less the amount of Cash Collateralized Letters of Credit. The Unused Portion shall be calculated with respect to (a) each Offshore Advance in an Approved Offshore Currency by assuming that the Dollar Equivalent for such Approved Offshore Currency in effect on the (i) date of such Offshore Advance remains the same for each day from such date to the immediately following Quarterly Date, and (ii) last day of each Quarterly Date thereafter was the rate in effect for each day during the calendar quarter ending on such Quarterly Date and (b) Reimbursement Obligations in respect of Letters of Credit denominated in an Approved Offshore Currency by assuming that the Dollar Equivalent for such Approved Offshore Currency in effect on the last day of each Quarterly Date was the rate in effect for each day during the calendar quarter ending on such Quarterly Date.

     Section 1.2 AMENDMENTS AND RENEWALS. Each definition of an agreement in this ARTICLE 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders or all the Lenders as required pursuant to SECTION 11.11 hereof.

     Section 1.3 CONSTRUCTION. The terms defined in this ARTICLE 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in SECTION 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Parent and its Subsidiaries, unless otherwise expressly stated herein.


                                     ARTICLE 2

                              REVOLVING CREDIT ADVANCES

     Section 2.1    THE REVOLVING CREDIT ADVANCES.

     (a) Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrowers in Dollars and Approved Offshore Currencies from time to time in an aggregate amount not to exceed its Specified Percentage of the Revolving Credit Commitment less its Specified Percentage of the remainder of (i) the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) minus (ii) the outstanding amount of Cash Collateralized Letters of Credit for the purposes set forth in SECTION 5.9 hereof; PROVIDED, HOWEVER, notwithstanding anything herein to the contrary, in no event shall the Dollar Equivalent of the principal amount of all Advances and Reimbursement Obligations outstanding in Approved Offshore Currencies exceed the Approved Offshore Currency Borrowing Limit. Subject to SECTION 2.9 hereof, Revolving Credit Advances may be repaid and then reborrowed. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the Dollar Equivalent principal amount of all outstanding Revolving Credit Advances exceed the Revolving Credit Commitment minus the remainder of (i) the Dollar Equivalent outstanding Reimbursement Obligations minus (ii) the Dollar Equivalent outstanding amount of Cash Collateralized Letters of Credit.

     (b) Any Revolving Credit Advance shall, at the option of the Borrower as provided in SECTION 2.2 hereof (and, in the case of Offshore Advances, subject to the provisions of ARTICLE 9 hereof), be made as a Base Rate Advance or an Offshore Advance; provided that there shall not be outstanding to any Lender, at any one time, more than ten Offshore Advances.

     Section 2.2    MANNER OF BORROWING AND DISBURSEMENT.

     (a) In the case of Base Rate Advances, the Borrowers, through an Authorized

Signatory, shall give the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice substantially in the form of EXHIBIT G hereto (a "NOTICE OF BORROWING") (provided, however, that the Borrowers' failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of their intention to borrow a Base Rate Advance hereunder. Such Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

     (b) In the case of Offshore Advances, the Borrowers, through an Authorized Signatory, shall give the Administrative Agent at least three Business Days' (or four Business Days', if such Advance is to be made in an Approved Offshore Currency) irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice pursuant to a Notice of Borrowing (provided, however, that the Borrowers' failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow an Offshore Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Offshore Advances shall in all cases be subject to ARTICLE 9 hereof. For Offshore Advances, the Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, whether such Advance is to be made in Dollars or in an Approved Offshore Currency and specifying such Approved Offshore Currency, the amount of the proposed aggregate Offshore Advances to be made by Lenders and the Interest Period selected by the Borrowers, provided that no such Interest Period shall extend past the Maturity Date, or prohibit or impair the Borrowers' ability to comply with SECTION 2.8 hereof.

     (c) Subject to SECTIONS 2.1 and 2.9 hereof, the Borrowers shall have the option (i) to convert at any time all or any part of the outstanding (A) Base Rate Advances to Offshore Advances or (B) Offshore Advances to Base Rate Advances or (ii) upon expiration of any Interest Period applicable to an Offshore Advance, to continue all or any portion of such Offshore Advance equal to $500,000 and integral multiples of $100,000 (or the Dollar Equivalent of each such amount) in excess of that amount as an Offshore Advance and the succeeding Interest Period(s) of such continued Offshore Advance shall commence on the last day of the Interest Period of the Offshore Advance to be continued; provided, however, (a) Offshore Advances may only be converted into Base Rate Advances on the expiration date of the Interest Period applicable thereto and
(b) notwithstanding anything in this Agreement to the contrary, no outstanding Advance may be continued as, or converted into, an Offshore Advance when any Default or Event of Default has occurred and is continuing. At least three Business Days (or four Business Days prior to a proposed conversion to an Offshore Advance in an Approved Offshore Currency) prior to a proposed conversion/continuation date, the Borrowers, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice in substantially the form of EXHIBIT H hereto (a "NOTICE OF CONTINUATION/CONVERSION") (provided, however, that the Borrowers' failure to confirm any telephonic notice in writing shall not invalidate any notice so given), stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Advance to be converted/continued,
(iii) in the case of a conversion to, or a continuation of, an Offshore
Advance, the requested Interest Period, (iv) in the case of a conversion of a Base Rate Advance to an Offshore Advance or continuation of an Offshore
Advance, stating that no Default or Event of Default has occurred and is continuing, and (v) whether such Advance to be converted/continued is to be made in Dollars or an Approved Offshore Currency, and specifying such Approved Offshore Currency. If the Borrowers, through an Authorized
Signatory, shall fail to give any notice in accordance with this SECTION
2.2(c), the Borrowers shall be deemed irrevocably to have requested that such Offshore Advance be converted to a Base Rate Advance in the same principal amount. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required.

     (d) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $250,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Revolving Credit Commitment. The aggregate amount of Offshore Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000 (or the Dollar Equivalent of each such amount on the date of such Advance).

     (e) The Administrative Agent shall promptly notify the Lenders of each notice received from the Borrowers pursuant to this Section. If such notice from the Borrowers designated an Approved Offshore Currency, the Administrative Agent shall promptly notify the Borrowers and the Lenders of the Dollar Equivalent thereof. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Revolving Credit Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Specified Percentage of such Revolving Credit Advance in immediately available funds in accordance with the Administrative Agent's instructions, except that if such Advance is denominated in an Approved Offshore Currency, each Lender shall make available its funds at such office as the Administrative Agent has previously specified in a notice to each Lender, in such funds as are then customary for the settlement of international transactions in the applicable Approved Offshore Currency and no later than such local time as is necessary for such funds to be received and transferred to the appropriate Borrower for same day value on the date of such Advance. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in ARTICLE 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrowers' instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the appropriate Borrower maintained with the Administrative Agent. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage.

     Section 2.3    INTEREST.

                                       -30-
//ex99-1_1622_ag.cecc

     (a)  ON BASE RATE ADVANCES.

          (i) The Borrowers shall pay interest on the outstanding unpaid principal amount of the Base Rate Advances outstanding from time to time, until such Base Rate Advances are due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid at a simple interest rate per annum equal to the Base Rate Basis for the Base Rate Advances as in effect from time to time, provided that interest on the Base Rate Advances shall not exceed the Maximum Amount. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on the Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Base Rate Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

          (ii) Interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

     (b)  ON OFFSHORE ADVANCES.

          (i) The Borrowers shall pay interest on the unpaid principal amount of each Offshore Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the Offshore Basis for such Offshore Advance. The Administrative Agent, whose determination shall be controlling in the absence of manifest error, shall determine the Offshore Basis on the second Business Day prior to the applicable funding date and shall notify the Borrowers and the Lenders of such Offshore Basis.

          (ii) Subject to SECTION 11.9 hereof, interest on each Offshore Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Offshore Advance exceeds three months, interest shall also be due and payable in arrears on each three-month anniversary of the commencement of such Interest Period during such Interest Period.

     (c) INTEREST AFTER AN EVENT OF DEFAULT. (i) After an Event of Default (other than an Event of Default specified in SECTION 8.1(f) or (g) hereof) and during any continuance thereof, at the option of Determining Lenders and provided that the Administrative Agent has given notice of the decision to charge interest at the Default Rate, and (ii) after an Event of Default specified in SECTION 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action or notice by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining
Lenders) of the applicable Event of Default, (ii) agreement by the Determining Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or in case of an Event of Default specified in clause (ii)hereof, to give notice to the Borrowers of the decision to charge interest at the Default Rate.

     Section 2.4    FEES.

     (a) REVOLVING COMMITMENT FEE. Subject to SECTION 11.9 hereof, the Borrowers agree to pay to the Administrative Agent, for the ratable account of the Lenders, a commitment fee on the daily average Unused Portion at the following per annum percentages, applicable in the following situations:

                            Applicability                       Percentage

      (a)  Initial Pricing Period                                    0.500
      (b)  Subsequent Pricing Period

           (i)    If the Leverage Ratio is greater than or equal     0.500
                  to 1.75 to 1
           (ii) If the Leverage Ratio is greater than or equal 0.375 to 1.00 to 1 but is less than 1.75 to 1
           (iii)  If the Leverage Ratio is less than 1.00            0.300
                  to 1

Such fee shall be (i) payable in arrears on each Quarterly Date and on the Maturity Date, (ii) fully earned when due and, subject to SECTION 11.9 hereof, nonrefundable when paid and (iii) subject to SECTION 11.9 hereof, computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed. The commitment fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis (except as otherwise provided in SECTION 7.6 hereof) by using the Leverage Ratio calculated as of the end of each fiscal quarter during the Subsequent Pricing Period. Any such increase or decrease in the commitment fee shall be effective two Business Days after the date of receipt of the financial statements required to be delivered pursuant to SECTION 6.1 or 6.2 hereof, as applicable, for each such fiscal quarter, and the Compliance Certificate required pursuant to SECTION 6.3 hereof. If such financial statements and Compliance Certificate are not received by the date required hereunder, the commitment fee shall be determined as if the Leverage Ratio is greater than or equal to 2.50 to 1 until such time as such financial statements and Compliance Certificate are received.

     (b) OTHER FEES. Subject to SECTION 11.9 hereof, the Borrowers agree to pay to the Administrative Agent, the fees on the dates and in the amounts specified in the letter agreement (the "FEE LETTER"), dated as of April 22, 1999, among the Parent, the Administrative Agent and Banc of America Securities LLC.

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

     Section 2.5    PREPAYMENTS.

     (a) VOLUNTARY OFFSHORE ADVANCE PREPAYMENTS. Upon three Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent, Offshore Advances may be voluntarily prepaid but only so long as the Borrowers concurrently reimburse the Lenders in accordance with SECTION 2.9 hereof. Any notice of prepayment shall be irrevocable.

     (b) MANDATORY PREPAYMENT. On or before the date of any reduction of the Revolving Credit Commitment, the Borrowers shall prepay applicable outstanding Revolving Credit Advances and/or cash collateralize Letters of Credit in an amount necessary to reduce the sum of outstanding Revolving Credit Advances and Reimbursement Obligations less Cash Collateralized Letters of Credit to an amount less than or equal to the Revolving Credit Commitment as so reduced. To the extent required by the preceding sentence, the Borrowers shall first prepay all Base Rate Advances, and shall thereafter prepay Offshore Advances. To the extent that any prepayment requires that an Offshore Advance be repaid on a date other than the last day of its Interest Period, the Borrowers shall reimburse each Lender in accordance with SECTION 2.9 hereof. To the extent that outstanding Revolving Credit Advances exceed the Revolving Credit Commitment after any reduction thereof, the Borrowers shall repay any such excess amount and all accrued interest attributable to such excess Revolving Credit Advances on the date of such reduction. Furthermore, if on any Reset Date, the Dollar Equivalent of all outstanding Revolving Credit Advances, PLUS the Dollar Equivalent of all outstanding Reimbursement Obligations MINUS the Dollar Equivalent of all outstanding Cash Collateralized Letters of Credit exceeds the Revolving Credit Commitment as a result of a change in Dollar Equivalents ("DOLLAR EQUIVALENT EXCESS"), then, within two Business Days after notice thereof from the Administrative Agent, the Borrowers shall prepay Advances in an amount equal to the Dollar Equivalent Excess.

     (c) PREPAYMENTS FROM SALES OF ASSETS. Not later than one Business Day after the receipt of Net Cash Proceeds from the sale or disposition by the Parent or any of its Subsidiaries of any assets (other than the sale or disposition of (i) inventory in the ordinary course of business, (ii) obsolete or worn-out assets, (iii) assets, the Net Cash Proceeds of which are to be reinvested as provided in SECTION 7.5(c) hereof, and (iv) assets of a value (determined at the greater or book or fair market value) in an aggregate amount during any Fiscal Year not in excess of $1,000,000), the Borrowers shall prepay Revolving Credit Advances in a principal amount equal to the amount of such Net Cash Proceeds. Any such prepayments shall be applied to permanently reduce the Revolving Credit Commitment.

     (d) PREPAYMENT FROM SALE OF CAPITAL STOCK. Not later than one Business Day after the receipt of Net Cash Proceeds from the issuance or sale by the Parent or any of its Subsidiaries of any Capital Stock of the Parent or any of its Subsidiaries (excluding (i) all such Net Cash Proceeds to be applied by the Parent or any of its Subsidiaries to amounts owed in connection

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with any Acquisition permitted hereunder, including without limitation, repayment of Indebtedness and (ii) issuances of Capital Stock in the ordinary course of business to employees, directors and officers and pursuant to exercises of stock options, the Borrowers shall prepay Revolving Credit Advances in a principal amount equal to the amount of such Net Cash Proceeds. Any such prepayments shall be applied to permanently reduce the Revolving Credit Commitment.

     (e) PREPAYMENT FROM SALE OF INSTITUTIONAL DEBT. Not later than one Business Day after the receipt of Net Cash Proceeds from the issuance of any Institutional Debt by the Parent, the Borrowers shall prepay Revolving Credit Advances in a principal amount equal to the amount of such Net Cash Proceeds. Any such prepayments shall be applied to permanently reduce the Revolving Credit Commitment.

     (f) PAYMENTS, GENERALLY. Any prepayment of any Revolving Credit Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial payment of a Base Rate Advance shall be in a principal amount which is at least $250,000 and which is an integral multiple of $100,000. Any voluntary partial payment of an Offshore Advance shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000 (or the Dollar Equivalent thereof), and to the extent that any prepayment of an Offshore Advance is made on a date other than the last day of its Interest Period, the Borrowers shall reimburse each Lender in accordance with SECTION 2.9 hereof.

     Section 2.6    REDUCTION OF REVOLVING CREDIT COMMITMENT.

     (a) VOLUNTARY REDUCTION. The Borrowers shall have the right, upon not less than 5 Business Days' notice by an Authorized Signatory to the Administrative Agent (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Revolving Credit Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $1,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Revolving Credit Commitment shall cause any Offshore Advance to be repaid prior to the last day of its Interest Period unless the Parent shall reimburse each Lender in accordance with SECTION 2.9 hereof.

     (b) MANDATORY REDUCTION. The Revolving Credit Commitment shall be automatically reduced to zero on the Maturity Date.

     (c) GENERAL REQUIREMENTS. Upon a reduction of the Revolving Credit Commitment pursuant to this Section, the Borrowers shall immediately make a repayment of the Revolving Credit Advances in accordance with SECTION 2.5(b) hereof. The Borrowers shall reimburse each Lender in connection with any such payment in accordance with SECTION 2.9 hereof to the extent applicable. The Borrowers shall not have any right to rescind any termination or reduction. Once reduced, the Revolving Credit Commitment may not be increased or reinstated.

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

     Section 2.7 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender prior to the date of any proposed Revolving Credit Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Credit Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrowers) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrowers and ending on (but excluding) the date the Administrative Agent receives such amount from the Lender, with interest thereon at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate, with respect to an Advance to be made in Dollars, or at a per annum rate equal to the lesser of
(i) the Highest Lawful Rate or (ii) the Administrative Agent's cost of funds for the Applicable Currency computed on the same basis as regular interest on Advances made hereunder in such Applicable Currency, with respect to an Advance to be made in an Approved Offshore Currency. No Lender shall be liable for any other Lender's failure to fund a Revolving Credit Advance hereunder.

     Section 2.8 PAYMENT OF PRINCIPAL OF REVOLVING CREDIT ADVANCES. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Revolving Credit Advances, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Maturity Date.

     Section 2.9 REIMBURSEMENT. Whenever any Lender shall sustain or incur (other than through a default by that Lender) any losses or reasonable out-of-pocket expenses in connection with (a) failure by any Borrower to borrow any Offshore Advance after having given notice of its intention to borrow in accordance with SECTION 2.2 hereof (whether by reason of any Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in ARTICLE 3 hereof), (b) any prepayment for any reason of any Offshore Advance in whole or in part (including a prepayment pursuant to SECTION 9.3(b) hereof) on other than the last day of an Interest Period applicable to such Offshore Advance or (c) any prepayment of any of its Offshore Advances that is not made on any date specified in a notice of prepayment given by any Borrower, the Borrowers agree to pay to any such Lender, within 30 days after demand by such Lender, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, subject to SECTION 11.9 hereof. Such losses shall include, without limiting the generality of the foregoing, reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. A certificate as to any amounts payable to any Lender under this SECTION 2.9 submitted to the Borrowers by such Lender shall certify that such amounts were actually incurred

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by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Nothing in this SECTION 2.9 shall provide the Parent or any of its Subsidiaries the right to inspect the records, files or books of any Lender.

     Section 2.10   MANNER OF PAYMENT.

     (a) Each payment (including prepayments) by the Borrowers of the principal of or interest on the Revolving Credit Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office (or the Approved Offshore Currency Payment Office, if payment is made in respect of an Approved Offshore Currency Advance or Letter of Credit), in immediately available funds. Except as provided in SECTION 9.4 hereof, such payments shall be made in the Applicable Currency borrowed.

     (b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of an Offshore Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     (c) The Borrowers agree to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

     (d) If some but less than all amounts due from the Borrowers are received by the Administrative Agent, the Administrative Agent shall apply such amounts in the following order of priority: (i) to the payment of the Administrative Agent's expenses incurred on behalf of the Lenders then due and payable, if any;
(ii) to the payment of all other fees then due and payable; (iii) to the payment of interest then due and payable on the Revolving Credit Advances; (iv) to the payment of all other amounts not otherwise referred to in this clause (d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable on the Revolving Credit Advances.

     (e) The Administrative Agent shall not be liable to any party to this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in Euro, unless and to the extent that such delay is the result of gross negligence or wilful misconduct of the Administrative Agent.

     Section 2.11 LENDING OFFICES. Each Lender's initial Lending Office for Base Rate Advances and Offshore Advances in Dollars and Approved Offshore Currencies, as appropriate,

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

is set forth opposite its name in SCHEDULE 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate of such Lender as such Lender's Lending Office for Base Rate Advances and Offshore Advances, as appropriate, and to transfer any outstanding Offshore Advance or Base Rate Advance to such Lending Office. No such designation or transfer shall result in any liability on the part of the Borrowers for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to SECTION 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

     Section 2.12 SHARING OF PAYMENTS. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances (other than pursuant to SECTIONS 2.14, 2.15(d), 2.15(f)(II), 9.3, 9.4, or 9.6) in excess of its Specified Percentage of all payments made by the Borrowers with respect to Revolving Credit Advances shall purchase from each other Lender such participation in the Revolving Credit Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     Section 2.13 CALCULATION OF OFFSHORE DOLLAR RATE. The provisions of this Agreement relating to calculation of the Offshore Dollar Rate and Approved Offshore Currency Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of an Offshore Advance as it sees fit.

     Section 2.14   TAXES.

     (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with SECTION 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, (i) by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and in which it has its applicable lending office or any political subdivision thereof; (ii) by any other jurisdiction, or any political subdivision thereof, other than those imposed by reason of (A) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (B) the activities of any Borrower in such jurisdiction, or (C) the activities in connection with the transactions contemplated by this Agreement of a Lender or the Administrative Agent; (iii) by reason of failure by the Lender or the Administrative Agent to comply with the requirements of paragraph (e) of this
SECTION 2.14; and (iv) in the case of any Lender, any Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer
(other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers shall make such deductions and (z) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrowers agree to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than Taxes described in clause (iv) of the first sentence of SECTION 2.14(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) The Borrowers will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
SECTION 2.14) paid by such Lender or the Administrative Agent (as the case may
be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence or wilful misconduct on the part of such Lender or the Administrative Agent, PROVIDED, HOWEVER, that the Borrowers shall have no obligation to indemnify such Lender or the Administrative Agent unless and until such Lender or the Administrative Agent shall have delivered to the Borrowers a certificate certifying that such Taxes or Other Taxes (and/or penalties, additions to tax, interest and reasonable expenses) were actually incurred by such Lender or the Administrative Agent and showing in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount, which certificate shall be conclusive absent manifest or demonstrable error. Nothing in this SECTION 2.14 shall provide the Parent or any of its Subsidiaries the right to inspect the records, files or books of any Lender or the Administrative Agent. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrowers will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. For purposes of this SECTION 2.14 the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings set forth in Section 7701 of the Code.

     (e)  Each Lender which is not a United States Person hereby agrees that:

          (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to SECTION 11.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrowers through the Administrative Agent, with a copy to the Administrative Agent:

          (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("FORM 4224"),

          (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("FORM 1001").

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

          (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrowers through the Administrative Agent, with a copy to the Administrative Agent, in replacement for the forms previously delivered by it hereunder:

          (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

          (B) otherwise, two (2) accurate and complete signed originals of Form 1001, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

          (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrowers through the Administrative Agent with a copy to the Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

          (iv) it shall, promptly upon the request of the Borrowers to that effect, deliver to the Borrowers such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

          (v) it shall notify the Borrowers within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax.

     (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this SECTION 2.14 shall survive the payment in full of principal and interest hereunder.

     (g) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver or by virtue of the location of any Lender's lending office), (ii) it will use reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender, and (iii) otherwise cooperate with the Borrowers to minimize amounts payable by the Borrowers under this
SECTION 2.14; PROVIDED, HOWEVER, the Lenders and the Administrative Agent shall not be obligated by reason of this SECTION 2.14(g) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrowers pay sums pursuant to this
SECTION 2.14 and the Lender or the Administrative Agent receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrowers, provided that no Default or Event of Default is in existence at such time.

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     (h)  If the Borrowers become obligated to pay additional amounts described in this SECTION 2.14 to any Lender, the Borrowers may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of the Revolving Credit Commitment and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owed to such Lender (including such additional amounts owing to such Lender pursuant to this SECTION 2.14). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in SECTION 11.6 hereof.

     Section 2.15   LETTERS OF CREDIT.

     (a) THE LETTER OF CREDIT FACILITY. The Borrowers, through an Authorized Signatory, may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, commercial and standby letters of credit (the "LETTERS OF CREDIT") for the account of any Borrower from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed, at any time outstanding (less Cash Collateralized Letters of Credit), the lesser of
(i) $10,000,000 (or the Dollar Equivalent thereof in an Approved Offshore Currency) (the "LETTER OF CREDIT FACILITY"), and (ii) the result of (1) the Revolving Credit Commitment MINUS (2) the aggregate principal amount of Revolving Credit Advances then outstanding; provided, however, in no event shall the Dollar Equivalent of all Advances and Reimbursement Obligations outstanding in Approved Offshore Currencies exceed the Approved Offshore Currency Borrowing Limit. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) ten days prior to the Maturity Date or
(ii) one year after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit (or on the Agreement Date, with respect to Existing Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement in respect thereof in an amount equal to the product of
(x) such Lender's Specified Percentage times (y) the maximum amount in Dollars (or the Dollar Equivalent thereof in an Approved Offshore Currency) to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this SECTION 2.15(a), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to SECTION 2.15(c) and request the issuance of additional Letters of Credit under this SECTION 2.15(a).

     (b) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrowers, through an Authorized Signatory, to the

Issuing Bank. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrowers and the Issuing Bank in form and substance reasonably satisfactory to the Borrowers and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "LETTER OF CREDIT AGREEMENT"), PROVIDED that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit by the Borrowers (a "NOTICE OF ISSUANCE") shall be by telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit,
(E) the Applicable Currency of such Letter of Credit, and (F) form of such Letter of Credit and specifying such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in ARTICLE 3 hereof, make such Letter of Credit available to the appropriate Borrower at its office referred to in SECTION
11.1 or as otherwise agreed with such Borrower in connection with such issuance.

     (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in
ARTICLE 3 hereof). The Issuing Bank shall notify the Borrowers within one Business Day of a draw request with respect to a Letter of Credit issued in other than Dollars. In the event that a drawing under any Letter of Credit is not reimbursed by the Borrowers by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Agent and each other Lender. Each such Lender shall, on the first Business Day following such notification, make a Revolving Credit Advance in Dollars, which shall bear interest at the Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in ARTICLE 3 hereof) and shall make available to the Administrative Agent for the account of the Issuing Bank, by deposit at the Administrative Agent's office, in same day funds, the amount of such Revolving Credit Advance in Dollars. In the event that any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Revolving Credit Advance in Dollars, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

     (d) INCREASED COSTS. If (a) the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital

Measurement and Capital Standards" or (b) any change in any Law or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or any corporation controlling the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender or any corporation controlling the Issuing Bank or any Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank or any corporation controlling the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender or any corporation controlling such Lender of purchasing any participation therein or making any Revolving Credit Advance pursuant to
SECTION 2.15(c), then, within 30 days after demand by the Issuing Bank or such Lender, the Borrowers shall, subject to SECTION 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender or any corporation controlling such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by the Issuing Bank or such Lender, shall certify that such increased costs were actually incurred by the Issuing Bank or such Lender and shall show in reasonable detail an accounting of the amount payable and the calculation used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error.
In determining such amount, the Issuing Bank or such Lender may use any reasonable averaging or attribution method. Nothing in this SECTION 2.15(d) shall provide the Parent or any of its Subsidiaries the right to inspect the records, files or books of the Issuing Bank or any Lender. If the Borrowers become obligated to pay additional amounts described in this SECTION 2.15(d) to any Lender, the Borrowers may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's Specified Percentage of the Revolving Credit Commitment and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expenses to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender (including such additional amounts owing to such Lender pursuant to this SECTION 2.15(d). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in SECTION 11.6 hereof. The obligations of the Borrowers under this SECTION 2.15(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this SECTION 2.15(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the reasonable judgment of the Issuing Bank or such Lender, be otherwise disadvantageous.

     (e) OBLIGATIONS ABSOLUTE. The obligations of the Borrowers under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Revolving Credit Advance pursuant to SECTION 2.15(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C RELATED DOCUMENTS");

          (ii) (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Parent in respect of the Letters of Credit or any Revolving Credit Advance pursuant to
     SECTION 2.15(c) or (B) any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit;

          (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrowers in respect of the Letters of Credit or any Revolving Credit Advance pursuant to
     SECTION 2.15(c); or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or a guarantor;

PROVIDED in each case in this SUBSECTION 2.15(e) that payment by the Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or wilful misconduct.

     (f)  COMPENSATION FOR LETTERS OF CREDIT.

          (i) CREDIT FEE. Subject to SECTION 11.9 hereof, the Borrowers shall pay to the Administrative Agent for the account of each Lender a fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Letters of Credit at the following per annum percentages, applicable in the following situations:

                            Applicability                             Percentage
                            -------------                             ----------
 (a) Initial Pricing Period                                              2.50
 (b) Subsequent Pricing Period

     (1)  If  the Leverage Ratio is greater than or equal to 2.50 to     2.50
          1
     (2)  If  the  Leverage Ratio is less than 2.50 to 1 but greater     2.00
          than or equal to 1.75 to 1
     (3)  If  the  Leverage Ratio is less than 1.75 to 1 but greater     1.50
          than or equal to 1.00 to 1
     (4)  If the Leverage Ratio is less than 1.00 to 1                   1.25

     The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis by using the Leverage Ratio calculated as of the end of each fiscal quarter during the Subsequent Pricing Period. Any such increase or reduction in such fee shall be effective within 2 Business Days of the date of receipt by the Administrative Agent of the financial statements required pursuant to SECTION 6.1 or 6.2 hereof, as applicable, for each such fiscal quarter and the Compliance Certificate required pursuant to SECTION 6.3 hereof. If such financial statements and Compliance Certificate are not received by the date required, the fee payable in respect of the Letters of Credit shall be determined as if the Leverage Ratio is greater than or equal to 2.50 to 1 until such time as such financial statements and Compliance Certificate are received. Subject to SECTION 11.9 hereof, such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (ii) ISSUANCE FEE. Subject to SECTION 11.9 hereof, the Borrowers shall pay to the Administrative Agent for the account of the Issuing Bank an issuance fee (which shall be payable on the date of issuance and renewal of each Letter of Credit) in an amount equal to the greater of (a) $250 or
     (b) the product of (x) 0.125% times (y) the face amount of the Letter of Credit being issued.

          (iii) ADMINISTRATIVE FEE. Subject to SECTION 11.9 hereof, the Borrowers shall pay, with respect to each amendment, renewal or transfer of each Letter of Credit and each drawing made thereunder, reasonable documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such amendment, renewal, transfer or drawing, as the case may be.

     (g)  L/C CASH COLLATERAL ACCOUNT.

          (i) Upon the occurrence of an Event of Default and demand by the Administrative Agent pursuant to SECTION 8.2(c) (but in the case of an Event of Default specified in SECTION 8.1(f) or (g) hereof, without any demand or taking of any other action by the Administrative Agent or any other Lender), the Borrowers will promptly pay to the Administrative Agent in immediately available funds an amount equal to the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Agent shall be deposited by the Administrative Agent in a deposit account maintained by the Issuing Bank (the "L/C CASH COLLATERAL ACCOUNT"). In addition, as provided in SECTION 2.5(b) hereof, the Borrowers will also deposit in the L/C Cash Collateral Account immediately available funds to cash collateralize Letters of Credit.

          (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrowers hereby grant, convey, assign, pledge, set over and transfer to the Administrative Agent (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Agent's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent and the Borrowers shall have no right to withdraw or to cause the Administrative Agent to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon the Administrative Agent's request, the Borrowers promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrowers shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

          (iii) The Administrative Agent shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable, (B) if at any time prior to the occurrence of a Default or Event of Default, the amount in the L/C Cash Collateral Account exceeds the amount of the Cash Collateralized Letters of Credit, pay such excess to the Borrowers, and (C) after the Maturity Date or if at any time the amount in the L/C Cash Collateral Account exceeds the amount of the Reimbursement Obligations, apply any proceeds remaining in the L/C Cash Collateral Account FIRST to pay any unpaid Obligations then outstanding hereunder and THEN to refund any remaining amount to the Borrowers.

          (iv) The Borrowers, no more than once in any calendar month, may direct the Administrative Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) Cash Equivalents or direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and

                                       -46-
//ex99-1_1622_ak.cecc

     (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrowers, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrowers, the Administrative Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrowers, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Agent's name for the account of the Lenders, subject to the ownership interest therein of the Borrowers. The Borrowers recognize that any losses or taxes with respect to such investments shall be borne solely by the Borrowers, and the Borrowers agree to hold the Administrative Agent and the Lenders harmless from any and all such losses and taxes. Administrative Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations as provided in SECTION 2.15(g)(III) hereof (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrowers hereby agree to reimburse the Administrative Agent) as a result of such application.

          (v) After the establishment of the L/C Cash Collateral Account pursuant to SECTION 2.15(g)(i) hereof, the Borrowers shall pay to the Administrative Agent the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

     (h) ICC. UNLESS OTHERWISE EXPRESSLY AGREED BY THE ISSUING BANK AND THE BORROWER WHEN A LETTER OF CREDIT IS ISSUED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, AS PUBLISHED IN ITS MOST RECENT VERSION BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "ICC") ON THE DATE ANY LETTER OF CREDIT IS ISSUED, SHALL BE DEEMED A PART OF THIS SECTION 2.15 AND SHALL APPLY TO SUCH LETTER OF CREDIT, INCLUDING THE ICC DECISION PUBLISHED BY THE COMMISSION ON BANKING TECHNIQUE AND PRACTICE OF APRIL 6, 1998 ENTITLED "THE IMPACT OF THE EUROPEAN SINGLE CURRENCY (EURO) ON MONETARY OBLIGATIONS RELATED TO TRANSACTIONS INVOLVING ICC RULES".


                                     ARTICLE 3

                                 CONDITIONS PRECEDENT

     Section 3.1 CONDITIONS PRECEDENT TO CLOSING, THE INITIAL REVOLVING CREDIT ADVANCE AND THE INITIAL LETTERS OF CREDIT. The obligation of each Lender to make any Revolving Credit Advance and the obligation of the Issuing Bank to issue Letters of Credit is subject to (i) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance satisfactory to each Lender, with a copy (except for the Notes) for each Lender, and (ii) satisfaction of the following conditions which are to be satisfied:

     (a) A loan certificate of each Borrower certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) with respect to the Parent and IPD,
(A) a copy of the Certificate of Incorporation of such Borrower, certified to be true, complete and correct by the Secretary of State of its jurisdiction of incorporation, (B) a copy of its Bylaws, as in effect on the Agreement Date, and
(C) a copy of a certificate of good standing and a certificate of existence for its state of organization and each state in which the nature of its business requires it to be qualified to do business except where the failure to be in good standing would not have a Material Adverse Effect, and (ii) with respect to Melcher, documents equivalent under the laws of Switzerland to those requested of the Parent and IPD in clauses (A), (B) and (C) above;

     (b) a duly executed Revolving Credit Note payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Revolving Credit Commitment;

     (c) UCC-11 searches in appropriate jurisdictions where Collateral is located;

     (d) opinions of counsel to the Parent and each of its Material Subsidiaries (including any appropriate foreign counsel) addressed to the Lenders and in form and substance reasonably satisfactory to the Lenders, dated the Agreement Date, and covering the matters set forth in EXHIBIT I hereto and such other matters incident to the transactions contemplated hereby as the Administrative Agent or Special Counsel may reasonably request;

     (e) reimbursement for the Administrative Agent for Special Counsel's reasonable and customary fees (on an hourly basis) and expenses rendered through the date hereof;

     (f) evidence that all proceedings of the Parent and its Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Agent, Special Counsel or any Lender may reasonably request in connection with such transactions;

     (g)  any fees or expenses required to be paid pursuant to the Fee Letter;

     (h) duly executed and completed Pledge Agreements, dated as of the Agreement Date granting a Lien, subject only to Permitted Liens, in all Collateral covered thereby, together with related financing statements, stock powers, stock certificates evidencing ownership of 66% of the issued and outstanding Capital Stock of each Foreign Subsidiary owned directly by the Parent;

     (i) simultaneously with the making of the initial Advance, executed UCC-3 Termination Statements to be filed in appropriate jurisdictions to terminate all Liens against assets of the Parent and its Subsidiaries other than Permitted Liens;

     (j) there shall have occurred no material adverse change in the business, assets or financial condition of the Parent and its Material Subsidiaries, taken as a whole, since the date of the financial statements referred to in
SECTION 4.1(j)(i)(a) hereof;

     (k) simultaneously with the making of the initial Advance, all Indebtedness of the Borrowers under the Existing Credit Agreement (other than in respect of the Existing Letters of Credit) shall have been refinanced in full pursuant to the terms hereof, provided that the Liens granted with respect to the Capital Stock of each Foreign Subsidiary shall remain in full force and effect (whereupon each lender under the Existing Credit Agreement shall mark its respective promissory note "PAID" and shall return such note to the Parent);

     (l) duly executed Subordination Agreements executed by the Parent and each Subsidiary of the Parent, dated as of the Agreement Date; and

     (m) in form and substance reasonably satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation, evidence of the status, organization or authority of the Parent or any of its Subsidiaries, and the enforceability of the Obligations.

     Section 3.2 CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT ADVANCES AND LETTERS OF CREDIT. The obligation of each Lender to make each Revolving Credit Advance hereunder and the obligation of the Issuing Bank to issue each Letter of Credit is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Revolving Credit Advance or issuance:

     (a) With respect to each Revolving Credit Advance and each issuance of a Letter of Credit, all of the representations and warranties of the Parent under this Agreement, which, pursuant to SECTION 4.2 hereof, are made at and as of the time of each such Revolving Credit Advance or issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Revolving Credit Advance, except as otherwise expressly provided in said SECTION 4.2 hereof;

     (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in each Borrower's loan certificate pursuant to SECTION 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrowers made to such effect if no written notice to the contrary, dated on or before the date of such Revolving Credit Advance, is received by the Administrative Agent from the Borrowers prior to the making of such Revolving Credit Advance;

     (c) There shall not exist a Default or Event of Default hereunder, and, with respect to each Revolving Credit Advance and Letter of Credit, the Administrative Agent shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

     (d) The aggregate Revolving Advances and Letters of Credit, after giving effect to such proposed Revolving Credit Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

     (e) No order, judgment, injunction or decree of any Tribunal shall purport to enjoin or restrain any Lender or the Issuing Bank from making any Revolving Credit Advance or issuing any Letter of Credit;

     (f) There shall not be pending, or to the knowledge of the Parent, threatened any Litigation against or affecting the Parent or any of its Subsidiaries or any property of the Parent or any of its Subsidiaries that has not been disclosed in writing by the Parent pursuant to SECTION 4.1(h), 6.4(d) or 6.5(a) prior to the making of the last preceding Revolving Credit Advance or the issuance of the last preceding Letter of Credit (or in the case of the initial Revolving Credit Advances and Letters of Credit, prior to the Agreement
Date) and there shall have occurred no development not so disclosed in any such Litigation that, in either event, would reasonably be expected to have a Material Adverse Effect; and

     (g) There shall have occurred no material adverse change in the business, financial condition, results of operations or business prospects of the Parent and its Subsidiaries, taken as a whole, since December 31, 1998.

     Section 3.3 CONDITIONS PRECEDENT TO CONVERSIONS AND CONTINUATIONS. The obligation of the Lenders to convert any existing Base Rate Advance into an Offshore Advance or to continue any existing Offshore Advance is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Borrowers to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

                                     ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES. The Parent hereby represents and warrants to each Lender as follows:

     (a) ORGANIZATION; POWER; QUALIFICATION. The respective jurisdiction of organization or incorporation and percentage ownership by the Parent of the Subsidiaries listed on SCHEDULE 4.1(a) are true and correct as of the Agreement Date. SCHEDULE 4.1(a) is a complete and accurate listing as of the Agreement Date, showing with respect to each Subsidiary of the Parent (a) its mailing address, which is its principal place of business, (b) the classes of its Capital Stock and the number of amount of its Capital Stock authorized and outstanding, (c) each record and beneficial owner of its outstanding Capital Stock, and (d) all outstanding options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to the Capital Stock. All of the outstanding Capital Stock of the Parent and each of its Material Subsidiaries is validly issued, fully paid and non-assessable. Each of the Parent and its Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state, county or province of organization. Each of the Parent and its Material Subsidiaries has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Parent and its Material Subsidiaries is authorized to do business, duly qualified and in good standing in its jurisdiction of organization or incorporation and no qualification or authorization is necessary in any other jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

     (b) AUTHORIZATION. Each Borrower has legal power and has taken all necessary legal action to authorize it to borrow and request Letters of Credit hereunder. Each of the Parent and its Subsidiaries has legal power and has taken all necessary legal action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Parent or its Subsidiary executing it. Each of the Loan Documents to which the Parent or any of its Subsidiaries is a party is a legal, valid and binding obligation of the Parent or such Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally,
(ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Parent or any of its Subsidiaries), and
(iii) with respect to Melcher and its Subsidiaries that are located in Switzerland, the Swiss Federal Act on Debt Collection and Bankruptcy.

     (c)  COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS.
The

                                       -51-
//ex99-1_1622_al.cecc
execution, delivery and performance by the Parent and its Subsidiaries of the Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval necessary on or prior to the Agreement Date not already obtained, except to the extent that the failure to obtain any such consent or approval could not reasonably be expected to have a Material Adverse Effect, (ii) violate any Applicable Law, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Parent or any of its Material Subsidiaries, (iv) conflict with, result in a breach of, or constitute a default under any Necessary Authorization, indenture, agreement or other instrument, to which the Parent or any of its Subsidiaries is a party or by which they or their respective properties may be bound, the result of which could reasonably be expected to have a Material Adverse Effect, or
(v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent or any of its Material Subsidiaries, except Permitted Liens.

     (d) BUSINESS. The Parent and its Material Subsidiaries are engaged primarily in the business of designing, manufacturing and marketing alternating current and direct current power supplies and activities directly related thereto.

     (e) LICENSES, ETC. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, unless the failure to obtain or have in effect such Necessary Authorizations would not result in a Material Adverse Effect. The Parent and its Material Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which could reasonably be expected to impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which would have a Material Adverse Effect. No Necessary Authorization is the subject of any pending or, to the best of the Parent's knowledge, threatened challenge, suspension, cancellation or revocation, the effect of which could reasonably be expected to have a Material Adverse Effect.

     (f) COMPLIANCE WITH LAW. The Parent and its Subsidiaries are in compliance in all respects with all Applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (g) TITLE TO PROPERTIES. Except as set forth on SCHEDULE 4.1(g) hereto, the Parent and its Material Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Parent or any of its Material Subsidiaries as debtor or covers (or purports to cover) any assets of the Parent or any of its Material Subsidiaries. The Parent and its Material Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing (except relating to Permitted Liens).

     (h) LITIGATION. Except as reflected on SCHEDULE 4.1(h) hereto, as of the Agreement Date there is no Litigation pending against, or, to the Parent's current actual knowledge, threatened against the Parent, or in any other manner relating directly and adversely to the Parent or any of its Material Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed (in excess of applicable insurance) exceeds $500,000.

     (i) TAXES. All federal, state and other tax returns of the Parent and its Subsidiaries required by law to be filed have been duly filed or extensions have been timely filed, and all federal, state and other Taxes upon the Parent, its Material Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in accordance with SECTION 5.6 hereof. The charges, accruals and reserves on the books of the Parent and its Material Subsidiaries in respect of their Taxes are, in the judgment of the Parent, adequate.

     (j)  FINANCIAL STATEMENTS; MATERIAL LIABILITIES.

          (i) The Parent has heretofore delivered to Lenders (a) the audited combined balance sheets of the Parent and its Subsidiaries as at December 31, 1998, and the related statements of earnings and changes in investment and statement of cash flows for the twelve-month period then ended, and (b) unaudited combined balance sheets of the Parent and its Subsidiaries as at March 31, 1999, and the related statements of earnings and changes in investment and statement of cash flows for the three-month period then ended. Such financial statements were prepared in conformity with GAAP (except for the absence of footnotes) and fairly present, in all material respects, the financial position of the Parent and its Subsidiaries as at the dates thereof and the combined results of operations and cash flows for the periods covered thereby.

          (ii) The projected financial statements of the Parent and its Subsidiaries delivered to the Lenders prior to or on the Agreement Date were prepared in good faith, and management of the Parent believes them to be based on reasonable assumptions and to fairly present in all material respects the projected financial condition of the Parent and its Subsidiaries and the projected results of operations as of the dates and for the periods shown for the Parent and its Subsidiaries, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          (iii) The financial statements of the Parent and its Subsidiaries delivered to the Lenders pursuant to SECTION 6.1 and 6.2 hereof fairly present in all material respects their respective financial condition and their respective results of operations as of the dates and for the periods shown, all in accordance with GAAP, subject to normal year-end adjustments. The latest of such financial statements reflects all material liabilities, direct and contingent, of the Parent and each of its Subsidiaries that are required to be disclosed in accordance with GAAP. As of the date of the latest of such financial statements, there were no (A) Guaranties, (B) liabilities for Taxes or (C) forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that, in the case of either clause (A), (B) or
     (C), are substantial in amount that are required to be reflected but that are not reflected on such financial statements.

     (k) NO ADVERSE CHANGE. Since the date of the last financial statements delivered to the Lenders pursuant to SECTION 6.1 or 6.2 hereof, no event or circumstance has occurred or arisen which is reasonably likely to have a Material Adverse Effect.

     (l) ERISA. None of the Parent or its Controlled Group maintains or contributes to any Plan subject to Title IV of ERISA other than those disclosed to the Administrative Agent in writing. Each such Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Law, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect. With respect to each Plan (other than any Multiemployer Plan) of the Parent and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Parent or any member of its Controlled Group in excess of $500,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Plan of the Parent or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which could reasonably be expected to have Material Adverse Effect. None of the Parent or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or
Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Parent or any member of its Controlled Group since the effective date of ERISA. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Parent and each member of its Controlled Group does not exceed by more than $500,000 the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date. There are no pending, or to the best of the Parent's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Parent nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan, the result of which could reasonably be expected to have a Material Adverse
Effect. None of the Parent or, to the best of the Parent's knowledge, any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have Material Adverse Effect. None of the Parent or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Parent, any member of its Controlled Group, or any organization to which the Parent or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069, the result of which could reasonably be expected to have a Material Adverse Effect.
None of the Parent or any member of its Controlled Group maintains or has established any Plan, which is a welfare benefit plan within the meaning of Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the result of which could reasonably be expected to have a Material Adverse Effect. Each of Parent and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder. None of the Parent or any member of its Controlled Group maintains, has established, or has ever participated in a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

     (m) COMPLIANCE WITH REGULATIONS T, U AND X. Neither the Parent nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances or Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No more than 25% of the assets of the Parent and its Subsidiaries are margin stock. None of the Parent and its Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which would cause this Agreement or any other Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

     (n) GOVERNMENTAL REGULATION. The Parent and its Subsidiaries are not required to obtain any Necessary Authorization on or prior to the Agreement Date that has not already been

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

obtained from, or effect any material filing or registration that has not already been effected with, any Tribunal in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof, in accordance with their respective terms, including any borrowings hereunder other than any Necessary Authorizations or filings or registrations the absence of which could not reasonably be expected to have a Material Adverse Effect.

     (o) ABSENCE OF DEFAULT. The Parent and its Material Subsidiaries are in compliance in all material respects with all of the provisions of their certificates of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Parent or any of its Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Parent or any of its Subsidiaries or by which they or any of their respective properties is bound, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect.

     (p) GOVERNMENTAL REGULATION. Neither the Parent nor any of its Material Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, or any other Law, domestic or foreign, limiting its ability to incur Indebtedness for money borrowed or to create Liens on any of its properties or assets to secure such Indebtedness. Neither the entering into or performance by the Borrowers of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

     (q) ENVIRONMENTAL MATTERS. Neither the Parent nor any of its Subsidiaries has any current actual knowledge that any substance deemed hazardous by any Applicable Environmental Law, has been installed (i) on any real property fee title to which is now owned by the Parent or any of its Subsidiaries or (ii) by the Parent or any of its Subsidiaries on any real property leased by the Parent or any of its Subsidiaries, in either case in a manner which does not comply with Applicable Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Parent and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Parent's knowledge, threatened investigation or inquiry by any Tribunal or to any material remedial obligations under any Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. The Parent and its Subsidiaries have not obtained and are not required to obtain any permits, licenses or similar authorizations other than certificates of occupancy and building permits and other authorizations that have been obtained to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property owned or leased by the Parent or any of its Subsidiaries by reason of any Applicable Environmental Laws, except to the extent that the failure to so obtain could not reasonably be expected to have a Material Adverse Effect. The

Parent and its Material Subsidiaries undertook, at the time of acquisition of fee title to any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Parent and its Subsidiaries have taken reasonable steps to determine, and the Parent and its Subsidiaries have no current actual knowledge, that any hazardous substances or solid wastes have been disposed of or otherwise released
(i) on or to the real property fee title to which is owned by the Parent or any of its Subsidiaries or (ii) by the Parent or any of its Subsidiaries on or to any real property leased by the Parent or any of its Subsidiaries, all within the meaning of the Applicable Environmental Laws, the effect of which, in the case of clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect.

     (r) CERTAIN FEES. No broker's, finder's or other fee or commission will be payable by the Borrowers (other than to the Lenders hereunder) with respect to the making of the Revolving Credit Commitment or the Revolving Credit Advances hereunder. The Borrowers agree to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     (s) NECESSARY AUTHORIZATIONS. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any Necessary Authorization, or which could reasonably be expected to result in the imposition of any restriction thereon of such a nature that could reasonably be expected in either case to be classified as a Material Adverse Effect.

     (t) PATENTS, ETC. The Parent and its Subsidiaries have collectively obtained or applied for all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, except to the extent that the failure to so obtain or apply could not reasonably be expected to have a Material Adverse Effect.
Except as set forth on SCHEDULE 4.1(T) hereto, nothing has come to the current actual knowledge of the Parent or any of its Subsidiaries to the effect that
(i) any process, method, part or other material presently contemplated to be employed by the Parent or any of its Subsidiaries may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Parent or any of its Subsidiaries contesting its right to sell or use any such process, method, part or other material, which, in the case of clause (i) or (ii), could reasonably be expected to be classified as a Material Adverse Effect.

     (u) DISCLOSURE. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Parent or any of its Material Subsidiaries in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished, unless such statements were corrected in writing and delivered to the Lenders prior to the Agreement Date. The representation and warranty made in the immediately preceding sentence shall be qualified to the best of the Parent's knowledge to the extent the information referred to therein was prepared or furnished to the Parent by another Person on their behalf. As of the Agreement Date, there is no fact known to the Parent and not known to the public generally that could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrowers prior to the date hereof in connection with the transaction contemplated hereby.

     (v) SOLVENCY. Each Borrower is, and the Parent and its Subsidiaries on a consolidated basis are, Solvent.

     (w) LABOR RELATIONS. Neither the Parent nor any of its Subsidiaries is a party to a collective bargaining agreement or similar agreement, and the Parent and each of its Material Subsidiaries is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to the employment of its employees, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Parent or any of its Material Subsidiaries or for which the Parent or any of its Material Subsidiaries may be responsible other than in the ordinary course of business. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving the Parent or any of its Subsidiaries that would have a Material Adverse Effect.

     (x) CONSOLIDATED BUSINESS ENTITY. The Parent and its Subsidiaries are operated as a part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities.

     (y) YEAR 2000 COMPLIANCE. The Parent has (i) initiated a review and assessment of all material items of computer and data processing hardware and software used by it and each of its Material Subsidiaries' business and operations (including making contact with its material suppliers and vendors to inquire as to whether or not such suppliers' and vendors' computer systems have a Year 2000 Problem (as defined below) that could reasonably be expected to have a material adverse effect on the Parent and its Material Subsidiaries business and operations) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Parent or any of its Subsidiaries or any of their respective material suppliers and vendors may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and is
(ii) developing a plan and timeline for addressing the Year 2000 Problem on a timely basis. The Parent reasonably believes that all computer and data processing hardware and software used by it and its Material Subsidiaries that are material to its or any of its Material Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Revolving Credit Advance and the date of issuance of each Letter of Credit, and each shall be true and correct in all material respects when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance or permitted by the terms of this Agreement or (c) such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Revolving Credit Advance or the issuance of any Letter of Credit under this Agreement.


                                     ARTICLE 5

                                  GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Revolving Credit Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 5.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. The Parent shall, and shall cause each of its Subsidiaries to:

     (a) except as otherwise permitted pursuant to SECTION 7.4 hereof, preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from any Tribunal, the loss of which could reasonably be expected to have a Material Adverse Effect; and

     (b) except as otherwise permitted pursuant to SECTION 7.4 hereof, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 5.2 BUSINESS; COMPLIANCE WITH APPLICABLE LAW. The Parent and its Subsidiaries shall (a) engage primarily in the businesses set forth in
SECTION 4.1(d) hereof, and (b) comply in all respects with the requirements of all applicable Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     Section 5.3 MAINTENANCE OF PROPERTIES. The Parent shall, and shall cause each of its

Subsidiaries to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate (in the reasonable judgment of the Parent) repairs, renewals, replacements, additions, betterments and improvements thereto, except where the failure to so maintain, repair, renew, replace or improve could not reasonably be expected to have a Material Adverse Effect.

     Section 5.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. The Parent shall, and shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Parent and each of its Subsidiaries shall maintain a fiscal year ending on the Sunday closest to the last day of December.

     Section 5.5 INSURANCE. The Parent shall, and shall cause each of its Material Subsidiaries to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Agreement Date to the extent available at reasonable cost.

     Section 5.6 PAYMENT OF TAXES AND CLAIMS. The Parent shall, and shall cause each of its Material Subsidiaries to, pay and discharge all material Taxes upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such Tax or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Parent shall, and shall cause each of its Material Subsidiaries to, timely file all information returns (or extensions of such filing deadlines) required by federal, state or local tax authorities.

     Section 5.7 VISITS AND INSPECTIONS. The Parent shall, and shall cause each of its Subsidiaries to, promptly permit representatives of the Administrative Agent or any Lender from time to time after notice by the Administrative Agent or any Lender no later than the previous Business Day to
(a) visit and inspect the properties of the Parent and its Subsidiaries as often as the Administrative Agent or any Lender shall reasonably deem advisable,
(b) audit, inspect and make extracts from and copies of the Parent's and each such Subsidiary's books and records, and (c) discuss with the Parent's and each such Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects. The Borrowers shall pay the reasonable expenses related to inspections and audits performed by the Administrative Agent. Prior to the occurrence of an Event of Default, all such visits and inspections shall be conducted during normal business hours. Following the

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

occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Agent or any Lender without any requirement for advance notice.

     Section 5.8 USE OF PROCEEDS. The Borrowers shall use the proceeds of Revolving Credit Advances and Letters of Credit for refinancing of certain Indebtedness of the Borrowers (including in respect of the Existing Credit Agreement), for Acquisitions permitted hereunder and for working capital and other general corporate purposes, subject to the limitation on Approved Offshore Currency Advances set forth in the definition of the Approved Offshore Currency Borrowing Limit.

     Section 5.9    INDEMNITY.

     (a) THE BORROWERS AGREE TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWERS OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWERS), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MANAGEMENT OF THE ADVANCES, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE

MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER AND NOT THE BORROWERS), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES OR LETTERS OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING
(i) ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (ii) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, "INDEMNIFIED MATTERS"). TO THE EXTENT THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH REPRESENTATION.

     (b) IN ADDITION, THE BORROWERS SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWERS MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

     Section 5.10 ENVIRONMENTAL LAW COMPLIANCE. The use which the Parent or any of its Subsidiaries intends to make of any real property which is owned or leased by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property which is in violation of Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable Environmental
Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental
Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or lessen the meaning of any term defined thereby, such broader or lesser meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Parent, any of its Material Subsidiaries or any of their properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader or lesser than that specified in either CERCLA or RCRA, such broader or lesser meaning shall apply. The Borrowers agree to indemnify and hold the Administrative Agent and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, reasonable costs and reasonable expenses (including reasonable attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Parent or any of its Material Subsidiaries to perform any of their obligations hereunder regarding asbestos or Applicable Environmental Laws, (b) any violation on or before the Release Date of any Applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real property or release from such real property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence; provided that, the Parent shall not be under any obligation to indemnify the Administrative Agent or any Lender to the extent that any such liability arises as the result of the negligence or wilful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

     Section 5.11 FURTHER ASSURANCES. At any time or from time to time upon reasonable request by the Administrative Agent, the Parent or any of its Subsidiaries shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrowers agree to update and deliver to the Administrative Agent SCHEDULES 3 AND 4 hereto at the time of delivery of the financial statements set forth in SECTIONS 6.1 and 6.2 hereof if the information provided therein is not complete and correct.

     Section 5.12 YEAR 2000 COMPLIANCE. The Parent will promptly notify the Administrative Agent in the event that the Parent discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will have a Year 2000 Problem, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                                     ARTICLE 6

                                INFORMATION COVENANTS

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

     So long as any of the Obligations are outstanding and unpaid or the Revolving Credit Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Parent shall furnish or cause to be furnished to each Lender:

     Section 6.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within 45 days after the end of each fiscal quarter, the consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, and consolidated and consolidating statements of cash flow for the elapsed portion of the year ended with the last day of such fiscal quarter, all of which shall be certified by the president or chief financial officer or other officer of the Parent acceptable to the Administrative Agent, to be, in his or her opinion acting solely in his or her capacity as an officer of the Parent, present fairly in all material respects, in accordance with GAAP (except for the absence of footnotes), the financial position and results of operations of the Parent and its Subsidiaries as at the end of and for such fiscal quarter, and for the elapsed portion of the year ended with the last day of such fiscal quarter, subject only to normal year-end adjustments.

     Section 6.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT.

     (a) Within 90 days after the end of each fiscal year, a copy of (i) the consolidated and consolidating balance sheets of the Parent and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) the consolidated and consolidating statements of earnings and consolidated statements of changes in shareholders' equity, and statements of cash flow as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants reasonably acceptable to the Lenders (provided, however, any big six public accounting firm shall be acceptable to the Lenders), whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified as to scope of audit and going concern.

     (b)  Simultaneously with the delivery of the statements required by this
SECTION 6.2, a letter from the Parent's public accountants certifying that no Default was detected during the examination of the Parent and its Subsidiaries.

     (c) As soon as available, but in any event within 90 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Parent and its Subsidiaries for the succeeding fiscal year.

     Section 6.3 COMPLIANCE CERTIFICATE. At the time financial statements are furnished pursuant to SECTIONS 6.1 and 6.2 hereof, the Compliance Certificate, completed as provided therein.

     Section 6.4    COPIES OF OTHER REPORTS AND NOTICES.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Parent or any of its Subsidiaries by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in SECTION 6.2 hereof, and, if requested by the Administrative Agent, any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Parent to stockholders generally, (iii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Parent or any of its Subsidiaries with any securities exchange, with the Securities and Exchange Commission or any successor agency, and
(iv) all press releases concerning material financial aspects of the Parent or any of its Subsidiaries;

     (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Parent or any of its Subsidiaries in excess of $250,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Parent or any of its Material Subsidiaries under any material agreement or instrument other than this Agreement to which the Parent or any of its Material Subsidiaries is a party or by which any of their properties may be bound, or (iii) any event, circumstance or condition which could reasonably be expected to be classified as a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) Promptly upon becoming aware that any party to any Capitalized Lease Obligations or Operating Lease, in each case, in excess of $250,000, has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (d) Promptly upon receipt thereof, information with respect to and copies of any notices received from any Tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with any Law, or could reasonably be expected to result in the payment of money by the Parent or any of its Subsidiaries in an amount of $250,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization where such loss could reasonably be expected to have a Material Adverse Effect; and

     (e) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Parent and its

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

Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

     Section 6.5 NOTICE OF LITIGATION, DEFAULT AND OTHER MATTERS. Prompt notice of the following events after the Parent has knowledge or notice thereof:

     (a) The commencement of all Litigation and investigations by or before any Tribunal, and all actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $250,000 (after deducting the amount with respect to which the Parent or any of its Subsidiaries is insured), against or in any other way relating directly to the Parent, any of its Subsidiaries, or any of their respective properties or businesses; and

     (b) Promptly upon the happening of any condition or event of which the Parent has current actual knowledge which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

     Section 6.6    ERISA REPORTING REQUIREMENTS.

     (a) Promptly and in any event (i) within 30 days after the Parent or any member of its Controlled Group has current actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Parent or any member of its Controlled Group has occurred, and (ii) within 10 days after the Parent or any member of its Controlled Group has current actual knowledge that any other ERISA Event with respect to any Plan of the Parent or any member of its Controlled Group has occurred or a request for a minimum funding waiver under
Section 412 of the Code with respect to any Plan of the Parent or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) Promptly and in any event within three Business Days after receipt thereof by the Parent or any member of its Controlled Group from the PBGC, copies of each notice received by the Parent or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly and in any event within 30 days after the filing thereof by the Parent or any member of its Controlled Group with the United States Department of Labor or the Internal Revenue Service, copies of each annual report (including Schedule B thereto, if applicable) with respect to each Plan subject to Title IV of ERISA of which Borrower or any member of its Controlled Group is the "plan sponsor";

     (d) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Parent or any member of its Controlled Group receives from the Plan

Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Parent or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Parent or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (e) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Parent or any member of its Controlled Group was not previously contributing which would in either case result in a material liability to the Parent;

     (f) Notification within three Business Days after the Parent or any member of its Controlled Group knows that the Parent or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

     (g) Within three Business Days after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Parent or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.


                                     ARTICLE 7

                                  NEGATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Revolving Credit Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 7.1 INDEBTEDNESS. The Parent shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

     (a)  Indebtedness under the Loan Documents;

     (b) Accounts payable and accrued liabilities incurred in the ordinary course of business; PROVIDED, HOWEVER, all obligations of the Borrowers to any of their respective Subsidiaries in respect of accounts payable and accrued liabilities shall be subject to a Subordination Agreement;

     (c) Indebtedness, including in respect of Capitalized Lease Obligations, incurred to purchase, or to finance the purchase of, assets which constitute property, plant and equipment in an aggregate principal amount not in excess of $2,500,000 outstanding at any time;

     (d) Interest hedging obligations under Interest Hedge Agreements entered into with any Lender or any Affiliate of any Lender;

     (e)  Indebtedness existing on the Agreement Date which is described on
SCHEDULE 6 hereto, including renewals (but no increases);

     (f) Indebtedness in respect of endorsement of negotiable instruments in the ordinary course of business;

     (g) Institutional Debt, the Net Cash Proceeds of which are used to prepay Revolving Credit Advances to the extent required in SECTION 2.5(e) hereof; and

     (h) Other Indebtedness not to exceed $5,000,000 in aggregate principal amount outstanding at any time.

     Section 7.2 LIENS. The Parent shall not, and shall not permit any of its Subsidiaries to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The Parent shall not, and shall not permit any of its Subsidiaries to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

     Section 7.3 INVESTMENTS. The Parent shall not, and shall not permit any of its Subsidiaries to, make any Investment, except that the Parent and any of its Subsidiaries may purchase or otherwise acquire and own:

     (a)  Cash and Cash Equivalents;

     (b) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

     (c)  Investments in existence on the Agreement Date which are described on
SCHEDULE 5 hereto;

     (d) Investments which are Acquisitions permitted pursuant to SECTION 7.6 hereof;

     (e)  Investments in the form of Interest Hedge Agreements permitted by
SECTION 7.1(d) hereof;

     (f) Investments (excluding accounts receivable from Foreign Subsidiaries created in the ordinary course of business) in, and expenditures in respect of Acquisitions of, Foreign Subsidiaries by the Parent in an aggregate amount not to exceed (calculated immediately prior to the date of each such Investment or Acquisition) 50% of Net Worth at any time outstanding; and

     (g) Other Investments not to exceed $500,000 in aggregate amount outstanding at any time.

     Section 7.4 LIQUIDATION, MERGER, NEW SUBSIDIARIES. The Parent shall not, and shall not permit any of its Subsidiaries to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, except that a Subsidiary of the Parent may liquidate or dissolve into the Parent or a Subsidiary of the Parent which is
(i) a Borrower, (ii) a Domestic Subsidiary, (iii) in the case of any Foreign Subsidiary directly owned by the Parent, a Borrower, a Domestic Subsidiary or any other Foreign Subsidiary directly owned by the Parent, or (iv) in the case of any other Foreign Subsidiary, a Borrower, a Domestic Subsidiary, or any other Foreign Subsidiary;

     (b) enter into any merger or consolidation unless (i) with respect to a merger or consolidation involving the Parent, the Parent shall be the surviving corporation, or if the merger or consolidation involves a Subsidiary of the Parent and not the Parent, such surviving corporation shall be (A) a Borrower,
(B) a Domestic Subsidiary, (C) in the case of any Foreign Subsidiary directly owned by the Parent, the Borrower, a Domestic Subsidiary or any other Foreign Subsidiary directly owned by the Parent, or (D) in the case of any other Foreign Subsidiary, the Borrower, a Domestic Subsidiary, or any other Foreign Subsidiary, (ii) such transaction shall not be utilized to circumvent compliance with any term or provision herein and (iii) no Default or Event of Default shall then be in existence or occur as a result of such transaction; or

     (c)  create or acquire any Subsidiary except as permitted pursuant to
SECTION 7.6 hereof.

     Section 7.5 SALES OF ASSETS. The Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of, any of its assets except (a) inventory in the ordinary course of business,
(b) obsolete or worn-out assets, (c) asset sales in which the Net Cash Proceeds from the disposition thereof are reinvested, within 90 days before or after such disposition, in productive tangible assets of a similar nature of the Parent and its Subsidiaries, (d) asset sales the Net Cash Proceeds of which are applied in accordance with SECTION 2.5(c) hereof and (e) any assets (determined at the greater of book or fair market value) during any Fiscal Year in an aggregate amount not in excess of $1,000,000.

     Section 7.6 ACQUISITIONS. The Parent shall not, and shall not permit any of its Subsidiaries to, make any Acquisitions; provided, however, if immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, the Parent or any of its Subsidiaries may make Acquisitions so long as (a) Lenders shall have received written notice at least 30 Business Days prior to the date of such Acquisition, (b) if the Acquisition Consideration for such Acquisition exceeds $20,000,000, (A) the Administrative Agent shall have received at least 20 Business Days prior to the date of such Acquisition a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition and (B) notwithstanding the calculation of Applicable Margin set forth in SECTION 1.1 hereof, the commitment fee set forth in SECTION 2.4(a) hereof or the fee for Letters of Credit set forth in
SECTION 2.15(f)(i) hereof, the Applicable Margin, such commitment fee and such Letter of Credit fee shall be adjusted effective as of the date of such Acquisition based on a pro forma calculation of the Leverage Ratio for the four fiscal quarters immediately preceding the date of such Acquisition, (c) the assets, property or business acquired shall be in the business described in SECTION 4.1(d) hereof, (d) if such Acquisition results in a Domestic Subsidiary directly owned by the Parent or a Domestic Subsidiary of the Parent, (A) such Subsidiary shall execute a Subsidiary Guaranty and (B) the Lenders receive such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with the Subsidiary Guaranty, (e) if such Acquisition results in a Foreign Subsidiary, (A) 66% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations pursuant to a Pledge Agreement and (B) the Lenders receive such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with clause (A) immediately preceding and (f) the Person or assets being acquired shall have had EBITDA (but calculated with respect to such Person or assets) of greater than zero for the twelve-month period immediately preceding the date of Acquisition. Notwithstanding anything in this SECTION
7.6 or any other provision of this Agreement to the contrary, the Acquisition Consideration for any single Acquisition shall not exceed $40,000,000, and
(b) the aggregate amount of expenditures made on and after the Agreement Date in respect of Acquisitions of, and Investments made on and after the Agreement Date in, Foreign Subsidiaries by the Parent shall not exceed (calculated immediately prior to the date of each such Investment or Acquisition) 50% of Net Worth at any time outstanding.

     Section 7.7 CAPITAL EXPENDITURES. The Parent shall not, and shall not permit any of its Subsidiaries to, make or commit to make any Capital Expenditures (a) during Fiscal Year 1999 in excess of $16,000,000 in aggregate amount and (b) during any Fiscal Year thereafter in excess of $15,000,000 in aggregate amount (in the case of clause (a) and (b), the "Maximum Amount") PROVIDED, HOWEVER, that the Maximum Amount for each fiscal year shall be increased by an amount equal to the excess, if any, of the Maximum Amount for the previous fiscal year (before making any adjustments in accordance with this proviso) over the actual aggregate Capital Expenditures for such previous fiscal year.

     Section 7.8 RESTRICTED PAYMENTS. The Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare, pay or make any Restricted Payments except (i) any Subsidiary may declare and pay Dividends to its parent, and (ii) any Foreign Subsidiary may declare and pay Dividends in respect of its Capital Stock issued to its directors, to the extent

                                       -70-
//ex99-1_1622_ap.cecc
such issuance is required by law.

     Section 7.9 AFFILIATE TRANSACTIONS. The Parent shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate on terms materially less advantageous to the Parent or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate (other than compensation and advances to employees in the ordinary course of business). The Parent shall not, and shall not permit any of its Subsidiaries to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof to the Obligations on terms, conditions and documentation satisfactory to the Determining Lenders.

     Section 7.10 COMPLIANCE WITH ERISA. The Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Parent or any member of its Controlled Group taken as a whole, (b) permit to exist any ERISA Event, or any other event or condition which could reasonably be expected to have a Material Adverse Effect, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Parent or any member of its Controlled Group taken as a whole,
(d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could reasonably be expected to have a Material Adverse Effect, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan (other than a Multiemployer Plan) of the Parent or any member of its Controlled Group (using the actuarial assumptions utilized by each such Plan) to exceed the fair market value of Plan assets allocable to such benefits by more than $100,000, all determined as of the most recent valuation date for each such Plan.

     Section 7.11 MAXIMUM LEVERAGE RATIO. The Parent shall not permit the Leverage Ratio to be greater than 3.00 to 1 at the end of any fiscal quarter.

     Section 7.12 MINIMUM FIXED CHARGE COVERAGE RATIO. The Parent shall not permit the Fixed Charge Coverage Ratio to be less than 2.50 to 1 at the end of any fiscal quarter.

     Section 7.13 MINIMUM NET WORTH. The Borrower shall not permit the Net Worth at any time to be less than the sum of (a) $85,000,000, plus (b) 85% of cumulative Net Income for the period from and including April 1, 1999 to the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of any fiscal quarter, or a portion of a fiscal quarter not yet ended, for which the Net Income was a negative number), plus
(c) an amount equal to 100% of any increase in Net Worth pursuant to issuances of Capital Stock of the Parent or any of its Subsidiaries or pursuant to the conversion or exchange of any convertible subordinated debt or redeemable preferred stock into Capital Stock of the Parent or any of its Subsidiaries.

     Section 7.14 SALE AND LEASEBACK. The Parent shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

     Section 7.15 SALE OR DISCOUNT OF RECEIVABLES. The Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

     Section 7.16 BUSINESS. Neither the Parent nor any of its Subsidiaries shall conduct any business other than the business described in SECTION 4.1(d) hereof.

     Section 7.17 FISCAL YEAR. Neither the Parent nor any of its Subsidiaries shall change its fiscal year.


                                     ARTICLE 8

                                       DEFAULT

     Section 8.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

     (b) The Borrowers shall fail to pay any (i) principal under any Note when due or (ii) interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under any other Loan Document within 3 days after the date due;

     (c) The Parent or any of its Subsidiaries shall default in the performance or observance of any agreement or covenant contained in SECTION 5.1 or ARTICLE 7 hereof and, if such default is capable of being cured by the payment of cash, such default is not cured within three Business Days after discovery thereof by the Parent by the making of a Shareholder Contribution;

     (d) The Parent or any of its Subsidiaries shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this SECTION 8.1, and such default shall not be cured within a period of 30 days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by the Parent or such Subsidiary;

     (e) There shall occur any default or breach in the performance or observance of any agreement or covenant in any of the Loan Documents (other than this Agreement) and such default shall not be cured within a period of 30 days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by the Parent or any of its Subsidiaries;

     (f) There shall be entered a decree or order by a court having competent jurisdiction constituting an order for relief in respect of the any Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of such Borrower or any Material Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of such Borrower or any Material Subsidiary, and any such decree or order shall continue unstayed and in effect for a period of 45 consecutive days;

     (g) Any Borrower or any Material Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, or any Borrower or any Material Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Borrower or any Material Subsidiary or of substantially all of its properties, or any Borrower or any Material Subsidiary shall make a general assignment for the benefit of creditors, or take any action in furtherance of any such action;

     (h) A final judgment or judgments shall be entered by any court against the Parent or any of its Subsidiaries for the payment of money which exceeds $250,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Parent or any of its Subsidiaries which, together with all other such property of the Parent and its Subsidiaries subject to other such process, exceeds in value $250,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

     (i)  With respect to any Plan of the Parent or any member of its Controlled
Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Parent or any member of its Controlled Group under Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Parent or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, or request a funding waiver from the Internal Revenue Service for contributions;
(iii) the Parent or any member of its Controlled Group shall incur any withdrawal liability as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts;
(iv) the Parent or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or
Section 302 of ERISA which would result in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA; (v) the Parent, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title
IV of ERISA; (vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Parent in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (viii) the benefits of any Plan shall be increased, or the Parent or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Determining Lenders; or (ix) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; PROVIDED, HOWEVER, that the events listed in subsections (i) - (ix) above shall constitute Events of Default only if the maximum aggregate liability which the Parent or any member of its Controlled Group has a reasonable likelihood of incurring under the applicable provisions of ERISA resulting from an event or events exceeds $250,000;

     (j) The Parent or any of its Subsidiaries shall default in the payment of any Indebtedness or any lease obligations in an aggregate amount of $500,000 or more beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period, if the effect of such default is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to (i) cause such Indebtedness to become due prior to its date of maturity or (ii) require the Borrower or any Subsidiary of the Borrower to purchase or redeem such Indebtedness;

     (k) Any lease where the Parent or any of its Subsidiaries is the lessee shall terminate or cease to be effective, and termination or cessation thereof, together with all other leases, if any, which have been terminated or cease to be effective, could reasonably be expected to have a Material Adverse Effect; provided, however, that termination or cessation of a lease shall not constitute an Event of Default if another lease reasonably satisfactory to the Determining Lenders is contemporaneously substituted therefor;

     (l) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Agent or any Lender) in all material respects, or any such party (other than the Administrative Agent or any Lender) shall so assert in writing;

     (m)  The Parent shall fail to own (i) 99% of the Capital Stock of PUM or
(ii) 100% of the Capital Stock of PEI, IPD or Melcher;

     (n) Except as a result of the Administrative Agent's gross negligence or wilful misconduct, the Administrative Agent shall fail to have a valid and perfected first priority Lien in 66% of the Capital Stock of PUM, PEI, Melcher or any other Foreign Subsidiary required to be pledged hereunder; or

     (o)  A Change of Control shall occur.

     Section 8.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

     (a) With the exception of an Event of Default specified in SECTION 8.1(f) or (g) hereof, the Administrative Agent shall, upon the direction of the Determining Lenders, terminate the Revolving Credit Commitment and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (b) Upon the occurrence of an Event of Default specified in SECTION 8.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Revolving Credit Commitment shall forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (c) If any Letter of Credit shall be then outstanding, the Administrative Agent may demand upon the Borrowers to, and forthwith upon such demand (but in the case of an Event of Default specified in SECTION 8.1(f) or (g) hereof, without any demand or taking of any other action by the Administrative Agent or any other Lender), the Borrowers shall, pay to the Administrative Agent in same day funds at the office of the Administrative Agent for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding.

     (d) The Administrative Agent and the Lenders may exercise all of the Rights granted to them under the Loan Documents or under Applicable Law.

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

     (e) The Rights of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                     ARTICLE 9

                               CHANGES IN CIRCUMSTANCES

     Section 9.1 OFFSHORE BASIS DETERMINATION INADEQUATE. If with respect to any proposed Offshore Advance for any Interest Period, (i) any Lender determines that deposits in Dollars or an Approved Offshore Currency (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the Determining Lenders determine that the Offshore Dollar Rate or Approved Offshore Currency Rate, as appropriate, for such proposed Offshore Advance does not adequately cover the cost to such Lender of making and maintaining such proposed Offshore Advance for such Interest Period, such Lender or Determining Lenders, as the case may be, shall forthwith give notice thereof to the Borrowers, whereupon until such Lender or Determining Lenders, as the case may be, notify the Borrowers that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make Offshore Advances shall be suspended; PROVIDED, HOWEVER, such Lender or the Determining Lenders, as the case may be, shall promptly notify the Borrowers if the circumstances giving rise to such situation no longer exist.

     Section 9.2 ILLEGALITY. If any change in applicable law, rule or regulation, or adoption thereof, or any change in any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Offshore Lending Office or its Approved Offshore Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its Offshore Lending Office or its Approved Offshore Currency Lending Office) to make, maintain or fund its Offshore Advances, such Lender shall so notify the Borrowers and the Administrative Agent. Before giving any notice to the Borrowers pursuant to this Section, the notifying Lender shall designate a different Offshore Lending Office or Approved Offshore Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in ARTICLE 2 hereof, the Borrowers shall repay in full the then outstanding principal amount of each Offshore Advance owing to the notifying Lender, together with accrued interest thereon and any reimbursement required under SECTION 2.9 hereof, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or
(b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day or if the Borrower so elects. Concurrently with repaying each affected Offshore Advance owing to such Lender if the Borrowers do not terminate this Agreement, notwithstanding anything contained in ARTICLE 2 hereof, the Borrowers shall, without any requirement to satisfy the conditions precedent set forth in
SECTION 3.1, 3.2 or 3.3, borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Revolving Credit Advances owing to such Lender shall equal the outstanding principal amount of the Revolving Credit Advances owing immediately prior to such repayment.

     Section 9.3    INCREASED COSTS.

     (a) If (a) the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or
(b) any change in or adoption of any law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its Offshore Lending Office or Approved Offshore Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

          (i) shall subject a Lender (or its Offshore Lending Office or its Approved Offshore Currency Lending Office) to any Tax (net of any tax benefit engendered thereby) imposed after the Agreement Date with respect to its Offshore Advances or its obligation to make such Advances, or shall change after the Agreement Date the basis of taxation of payments to a Lender (or to its Offshore Lending Office or its Approved Offshore Currency Lending Office) of the principal of or interest on its Offshore Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's Offshore Lending Office or Approved Offshore Currency Lending Office or shall impose on the Lender (or its Offshore Lending Office or its Approved Offshore Currency Lending Office) or on the London interbank market any other condition affecting its Offshore Advances or its obligation to make such Advances (but excluding any reserves or deposits that are included in the calculation of Offshore Basis);

and the result of any of the foregoing is to increase the cost to a Lender (or its Offshore Lending Office or its Approved Offshore Currency Lending Office) of making or maintaining any Offshore Advances, or to reduce the amount of any sum received or receivable by a Lender (or its Offshore Lending Office or its Approved Offshore Currency Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 30 days after demand by a Lender, the Borrowers agree to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to SECTION 11.9 hereof. The affected Lender will as soon as practicable notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Offshore Lending Office or Approved Offshore Currency Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

     (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder shall certify that such amounts or costs were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. Nothing in this
SECTION 9.3 shall provide the Parent or any of its Subsidiaries the right to inspect the records, files or books of any Lender. If a Lender demands compensation under this Section, the Borrowers may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrowers in accordance with this Section of all costs incurred, prepay in full the then outstanding Offshore Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under SECTION 2.9 hereof. Concurrently with prepaying such Offshore Advances, the Borrowers shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Revolving Credit Advances owing to such Lender shall equal the outstanding principal amount of the Revolving Credit Advances owing immediately prior to such prepayment.

     Section 9.4    EMU CHANGES.

     (a) If, as a result of the implementation of Emu, (i) any currency available for borrowing under this Agreement (a "NATIONAL CURRENCY") ceases to be lawful currency of the state issuing the same and is replaced by the Euro or
(ii) any national currency and the Euro are at the same time both recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state and the Administrative Agent or the Determining Lenders shall so request in a notice delivered to the Parent, then any amount payable hereunder by any party hereto in such national currency (including, without limitation, any Advance to be made under this Agreement) shall instead be payable in the Euro and the amount so payable shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the Emu, PROVIDED, that to the extent any Emu Legislation provides that an amount denominated either in the Euro or in the applicable national currency can be paid either in Euros or in the applicable national currency, each party to this Agreement shall be entitled to pay or repay such amount in Euros or in the applicable national currency. Prior to the occurrence of the event or events described in clause
(i) or (ii) of the preceding sentence, each amount payable hereunder in any such national currency will, except as otherwise provided herein, continue to be payable only in that national currency.

     (b) The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return, incurred or suffered by such Lender upon or after any of the occurrence of any of the events referred to in clauses (i) or (ii) of the first sentence of SECTION 9.4(a), that such Lender shall reasonably determined shall be incurred or sustained by such Lender as a result of the implementation of the Emu and that would not have been incurred or sustained but for the transactions provided for herein, and that was incurred or sustained during the 120-day period prior to the date of demand therefor by such Lender. A certificate of a Lender setting forth in reasonably detail such Lender's calculation of the amount or amounts necessary to compensate such Lender shall be delivered to the Parent and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     (c) In addition, this Agreement (including, without limitation, the definition of Approved Offshore Currency Rate) will be amended to the extent determined by the Administrative Agent and the Borrowers to be necessary to reflect such implementation of the Emu and replacement of any national currency by the Euro and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this Section, no such implementation or replacement of any national currency by the Euro nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of any parties to this Agreement or other Loan Documents or to any assert any claims for compensation as a result of the matters covered in this SECTION 9.4.

     (d) Each Lender shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any amounts payable by the Borrowers under this SECTION 9.4.

     Section 9.5 EFFECT ON BASE RATE ADVANCES. If notice has been given pursuant to SECTION 9.1, 9.2, 9.3 or 9.4 hereof suspending the obligation of a Lender to make Offshore Advances, or requiring Offshore Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Offshore Advances shall be made instead as Base Rate Advances.

     Section 9.6 CAPITAL ADEQUACY. If (a) the applicability of any law, rule, regulation or guideline adopted after the Agreement Date pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", (b) the introduction of or any change in or in the interpretation of any law, rule or regulation after the Agreement Date or (c) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or promulgated after the Agreement Date affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, within 30 days after demand by such Lender, subject to SECTION 11.9, the Borrowers shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's share of the Revolving Credit Commitment hereunder. A certificate as to any additional amounts payable to any Lender under this SECTION 9.5 submitted to the Borrowers by such Lender shall certify that such amounts were actually incurred by such Lender or corporation controlling such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. In determining such amount, such Lender or a corporation controlling such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, nothing in this SECTION 9.6 shall provide the Parent or any of its Subsidiaries the right to inspect the records, files or books of any Lender or any corporation controlling such Lender.

     Section 9.7 REPLACEMENT LENDER. If the Borrower becomes obligated to pay additional amounts to any Lender described in SECTION 9.3, 9.4 or 9.6, the Borrowers may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's Specified Percentage share of such Lender's share of the Revolving Credit Commitment and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender (including such additional amounts owing to such Lender pursuant to SECTION 9.3, 9.4 or 9.6). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in SECTION 11.6 hereof.


                                     ARTICLE 10

                               AGREEMENT AMONG LENDERS

     Section 10.1 AGREEMENT AMONG LENDERS. The Lenders agree among themselves that:

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

     (a) ADMINISTRATIVE AGENT. Each Lender hereby appoints the Administrative Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, (i) unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders, and (ii) the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or Applicable Law; to arrange the means whereby the proceeds of the Revolving Credit Advances of the Lenders are to be made available to the Borrowers; to distribute promptly to each Lender information, requests and documents received from the Borrowers, and each payment (in like funds received) with respect to any of such Lender's Revolving Credit Advances, fee or other amount; and to deliver to the Borrowers requests, demands, approvals and consents received from the Lenders. Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrowers. The Administrative Agent shall have no fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent under the Loan Documents are merely mechanical and administrative in nature.

     (b) REPLACEMENT OF ADMINISTRATIVE AGENT. Should the Administrative Agent or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with cause or without cause by the action of all Lenders (other than the Administrative Agent), then the Lender appointed by the other Lenders (provided that no Event of Default shall have occurred and be continuing, with the consent of the Borrowers, which consent shall not be unreasonably withheld) shall forthwith become the Administrative Agent, and the Borrowers and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change at no cost to the Borrowers. Any resignation or removal of the Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent; provided, however, if no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, the Administrative Agent shall, after the expiration of a 60 day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

     (c) EXPENSES. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrowers or any other Person on the Borrowers' behalf to the Administrative Agent.

     (d) DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

     (e) RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

     (f) LIMITATION OF ADMINISTRATIVE AGENT'S LIABILITY. Neither the Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Revolving Credit Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of

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the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrowers. TO THE EXTENT NOT REIMBURSED BY THE BORROWERS, EACH LENDER HEREBY SEVERALLY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, PRO RATA ACCORDING TO ITS SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE AGENT IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE AGENT), EXCEPT TO THE EXTENT THE SAME ARE FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM GROSS NEGLIGENCE OR WILFUL MISCONDUCT BY THE ADMINISTRATIVE AGENT. THE INDEMNITY PROVIDED IN THIS SECTION 10.1(f) SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

     (g) LIABILITY AMONG LENDERS. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

     (h) RIGHTS AS LENDER. With respect to its commitment hereunder, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Parent and any of its Affiliates, and any Person who may do business with or own securities of the Parent or any of its Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     Section 10.2 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements referred to in SECTIONS 4.1(j), 6.1, and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender also acknowledges that its decision to fund the initial Revolving Credit Advance shall constitute evidence to the Administrative Agent that such Lender has deemed all

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

of the conditions set forth in SECTION 3.1 to have been satisfied.

     Section 10.3 BENEFITS OF ARTICLE. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders and, with respect to
SECTION 10.1(b), the Borrowers; consequently, no such other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.


                                     ARTICLE 11

                                    MISCELLANEOUS

     Section 11.1   NOTICES.

     (a) All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)   If to the Borrowers, at:

                c/o Power-One, Inc.
                740 Calle Plano
                Camarillo, California 93012-8583
                Attn:    Eddie K. Schnopp

          (ii)  If to the Administrative Agent, at:

                Bank of America, N.A.
                555 California Street, 41st Floor
                San Francisco, California 94104
                Attn:    Doug Meckelnburg, Vice President

          (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

     (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

     Section 11.2   EXPENSES.  The Borrowers shall promptly pay:

     (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

     (b) all reasonable out-of-pocket expenses and reasonable attorneys' fees of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent relating to this Agreement or the other Loan Documents; and

     (c) all costs, out-of-pocket expenses and reasonable attorneys' fees of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Agent and any Lender, and administrative fees for the Administrative Agent.

     Section 11.3 WAIVERS. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for a Revolving Credit Advance. In the event that any Lender decides to fund a Revolving Credit Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Revolving Credit Advances or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent or any of the Lenders are a party thereto, relating to the Borrowers.

     Section 11.4 CALCULATION BY THE LENDERS CONCLUSIVE AND BINDING. Any mathematical

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calculation required or expressly permitted to be made by the Administrative
Agent or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be controlling.

     Section 11.5 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee of any Note is hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of any Borrower, against and on account of the Obligations and other liabilities of such Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Revolving Credit Advances and other amounts due hereunder to be due and payable
as permitted by SECTION 8.2.   Any sums obtained by any Lender or by any
assignee or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

     Section 11.6   ASSIGNMENT.

     (a) The Borrowers may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

     (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

     (c) Without the consent of the Borrowers, any Lender may at any time sell participations in all or any part of its Advances and Reimbursement Obligations (collectively, "PARTICIPATIONS") to any banks or other financial institutions ("PARTICIPANTS") provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Revolving Credit Advances, the Letters of Credit, or the Reimbursement Obligations; or (iii) the release of security for the Obligations, including without limitation any guarantee; or (iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrowers agree that the Participants shall be entitled to the benefits of ARTICLE 9 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrowers to such Participants.

     (d) Each Lender may assign to one or more Eligible Assignees its rights and obligations under this Agreement and the other Loan Documents; PROVIDED, HOWEVER, that (i) each such assignment shall be subject to (A)the written consent of the Administrative Agent and (B) prior to the occurrence and continuance of an Event of Default, the written consent of the Parent, which consent shall not be unreasonably withheld or delayed, (ii) no such assignment shall be in an amount of the Revolving Credit Commitment less than $5,000,000,
(iii) the applicable Lender, Administrative Agent and applicable Eligible Assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement (an "ASSIGNMENT AGREEMENT") in substantially the form of EXHIBIT D hereto, together with the Revolving Credit Notes subject to such assignment and (iv) the Eligible Assignee executing the Assignment, shall deliver to the Administrative Agent a processing fee of $3,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Eligible Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the applicable Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement.

     (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Revolving Credit Advances and Revolving Credit Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

     (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Eligible Assignee, and any Revolving Credit Note or Revolving Credit Notes subject to such assignment, the Borrowers shall, within five Business Days after its receipt of such Assignment Agreement, at no expense to the Borrowers, execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such Assignee in an amount equal to the portion of the Revolving Credit Advances and Revolving Credit Commitment assigned to it pursuant to such Assignment Agreement and new Revolving Credit Notes to the order of the assignor Lender in an amount equal to the portion of the Revolving Credit Advances and Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of EXHIBIT A hereto.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.6, disclose to the assignee or Participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers, provided such Person agrees to handle such information in accordance with the standards set forth in SECTION 11.14 hereof.

     (h) Except as specifically set forth in this SECTION 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

     (i) Notwithstanding anything in this SECTION 11.6 to the contrary, no Eligible Assignee or Participant shall be entitled to receive any greater payment under SECTION 2.14, SECTION 2.15 or SECTION 9.3 than such assigning or participating Lender would have been entitled to receive with respect to the interest assigned or participated to such Eligible Assignee or Participant.

     Section 11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.9 INTEREST AND CHARGES. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrowers and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the

Maximum Amount, the Lenders shall refund to the Borrowers the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

     Section 11.10 HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.11 AMENDMENT AND WAIVER. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrowers and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall (a) be made without the consent of all Lenders, if it would (i) release all or substantially all of the security and guaranties for the Obligations (except pursuant to this Agreement), or
(ii) revise this SECTION 11.11, or (iii) amend the definitions of Determining Lenders or Revolving Credit Commitment, or (b) increase the Specified Percentage or commitment of any Lender, or extend or postpone the date of maturity of, extend the scheduled due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or other amount owing under any Loan Documents to any Lender, or extend the scheduled date for payment of any fees hereunder owing to any Lender, without in each case specified in this clause (b) the consent of such Lender; (c) be made without the consent of the Administrative Agent, if it would alter the rights, duties or obligations of the Administrative Agent; or (d) be made without the consent of the Issuing Bank, if it would alter the rights, duties or obligations of the Issuing Bank. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrowers.

     Section 11.12 EXCEPTION TO COVENANTS. Neither the Parent nor any of its Subsidiaries shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     Section 11.13 NO LIABILITY OF ISSUING BANK. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or wilful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrowers shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that a court of competent jurisdiction determines were caused by (i) the Issuing Bank's wilful misconduct or gross negligence or (ii) the Issuing Bank's wilful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 11.14 CONFIDENTIALITY. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Agreement which is identified by the Borrowers as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information
(a) to the extent required by statute, rule, regulation or judicial process,
(b) to counsel for any Lender or the Administrative Agent, (c) to bank examiners, auditors or accountants of any Lender, (d) to the Administrative Agent or any other Lender, (e) in connection with any Litigation to which any one or more of Lenders is a party, (f) to the extent necessary in connection with the enforcement of any Rights under this Agreement or any other Loan Document, provided, further, that, unless specifically prohibited by Applicable Law or court order, each Lender shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information
(i) by any Tribunal or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such governmental agency) or (ii) pursuant to legal process, or (f) to any Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) so long as such Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) agrees to handle such information in accordance with the provisions of this SECTION 11.14.

     Section 11.15 AMENDMENT, RESTATEMENT, EXTENSION, AND RENEWAL. This Agreement is a renewal, extension, amendment and restatement of the Existing Credit Agreement, and is not a novation of the "Obligations" (as defined in the Existing Credit Agreement) thereunder. All terms and provisions of this Agreement supersede in their entirety the Existing Credit Agreement. The Liens against the Capital Stock of PUM, and Melcher pledged pursuant to the Existing Credit Agreement shall remain valid, binding and enforceable Liens against the Borrowers.

     Section 11.16 JOINT AND SEVERAL OBLIGATIONS. All obligations and liabilities of each

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

Borrower hereunder shall be joint and several; provided, however, that Melcher shall be liable only for its borrowings hereunder and the interest, fees and other obligations and liabilities allocable thereto; and provided further that, with respect to each Borrower other than the Parent, in any action or proceeding involving any corporate Law, or any bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally (collectively, the "FRAUDULENT TRANSFER LAWS"), if the obligations of such Borrower hereunder would otherwise, in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany indebtedness to the Parent, other Affiliates of the Parent or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder and after giving effect as assets to the value (as determined under the applicable provisions of Fraudulent Transfer
Laws) of any agreement providing for an equitable allocation among such Borrower and other Obligors), be held or determined to be void, invalid or unenforceable or subordinated to the claims of any other creditors, on account of the amount of its liability under this Agreement, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Such reduction shall not in any way limit or affect the obligations of the remaining Borrowers hereunder. Each Borrower hereby waives any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against any Borrower or any other Obligor or any other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     Section 11.17 CONVERSION OF CURRENCIES. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the date on which final judgment is given. The obligations of the Borrowers in respect of any such due to any Lender (the "APPLICABLE LENDER") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Applicable Lender of any sum adjudged to be so due in the Judgment Currency, the Applicable Lender may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Lender in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Lender against such loss. The obligations of the Borrowers contained in this
SECTION 11.17 shall
survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     Section 11.18 NO DUTIES OF CO-AGENT. The Borrower, the Lenders and the Administrative Agent acknowledge that the Co-Agent shall have no duties, responsibilities, or liabilities hereunder in its capacity as a Co-Agent.

     Section 11.19  GOVERNING LAW.

     (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND OF THE UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT THE PARTIES HERETO AGREE THAT THE PROVISIONS OF
CHAPTER 346 OF THE TEXAS FINANCE CODE, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS, AND BORROWERS AND EACH SURETY, GUARANTOR, ENDORSER AND ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY MONEY PAYABLE WITH RESPECT TO THE LOAN DOCUMENTS, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED ELSEWHERE. THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE EXCLUSIVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HEREBY SUBMITS WITH RESPECT TO ITSELF AND ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE PARTIES HERETO IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS THAT ANY OF THE PARTIES MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN DALLAS, TEXAS. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     (b)  THE BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY

LEGAL PROCESS. THE BORROWERS AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON THEM BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS AT THE ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 11.18 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     Section 11.20 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

     Section 11.21 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                      REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                POWER-ONE, INC.



                              By:
                                   Name:  Ed K. Schnopp
                                   Title:  Vice President

BORROWER:                INTERNATIONAL POWER DEVICES, INC.



                              By:
                                   Name:  Ed K. Schnopp
                                   Title:


                                       -95-
//ex99-1_1622_au.cecc

BORROWER:                MELCHER HOLDING AG



                              By:
                                   Name: Dr. Hans Gruter
                                   Title:



                              By:
                                   Name:  Marcel V. Galli
                                   Title:

ADMINISTRATIVE AGENT:         BANK OF AMERICA, N.A.,
                              as Administrative Agent



                              By:
                                   Name:
                                   Title:



LENDERS:                      BANK OF AMERICA, N.A.,
                              as a Lender and Issuing Bank
Specified Percentage:
     30.77%

                              By:
                                   Name:
                                   Title:


                              555 California Street, 41st Floor
                              San Francisco, California 94104
                              Attention:     Doug Meckelnburg
                                             Vice President

                              UNION BANK OF CALIFORNIA, N.A.
Specified Percentage:
     30.77%

                              By:
                                   Name:
                                   Title:

                              445 South Figueroa Street, 16th Floor
                              Los Angeles, California 90071-1100
                              Attn:     John Kase

                              CITY NATIONAL BANK
Specified Percentage:
     15.38%

                              By:
                                   Name:
                                   Title:

                              400 North Roxbury Drive, 5th Floor
                              Beverly Hills, California 90210
                              Attn:     Ann Yasuda

                              CALIFORNIA BANK & TRUST
Specified Percentage:
     23.08%

                              By:
                                   Name:
                                   Title:

                              550 South Hope Street, 3rd Floor
                              Los Angeles, California 90017
                              Attn:     Jan Okinshi


                                       -100-
//ex99-1_1622_av.cecc

                                      SCHEDULE 1


PART I.   OFFSHORE LENDING OFFICES

BANK OF AMERICA, N.A.
901 Main Street, 14th Floor
Dallas, Texas 75202


UNION BANK OF CALIFORNIA, N.A.
445 South Figueroa Street, 16th Floor
Los Angeles, California 90071-1100


CITY NATIONAL BANK
City Loan Center
831 South Douglas, Suite 100
El Segundo, California 90245
Attention:  Pam Terry


CALIFORNIA BANK & TRUST
550 South Hope Street, 3rd Floor
Los Angeles, California 90017



PART II.  APPROVED OFFSHORE CURRENCY LENDING OFFICES

BANK OF AMERICA, N.A.
901 Main Street, 14th Floor
Dallas, Texas 75202


UNION BANK OF CALIFORNIA, N.A.
445 South Figueroa Street, 10th Floor
Los Angeles, California 90071-1100


CITY NATIONAL BANK
City Loan Center
831 South Douglas, Suite 100

El Segundo, California 90245
Attention:  Pam Terry


CALIFORNIA BANK & TRUST
550 South Hope Street, 3rd Floor
Los Angeles, California 90017



PART III. APPROVED OFFSHORE CURRENCY PAYMENT OFFICES

BANK OF AMERICA, N.A.
901 Main Street, 14th Floor
Dallas, Texas 75202


UNION BANK OF CALIFORNIA, N.A.
445 South Figueroa Street, 10th Floor
Los Angeles, California 90071-1100


CALIFORNIA BANK & TRUST
550 South Hope Street, 3rd Floor
Los Angeles, California 90017


CITY NATIONAL BANK



     CURRENCY                          PAYMENT INSTRUCTIONS
     --------                          --------------------
 Pound Sterling   Bank/Address:   Barclays Bank PLC/44 Lombard Street, London
                                  EC3 P3AH, England, UK
                  SWIFT ID:       BARCGB22
                  Sort Code:      20-32-53
                  For Account:    City National Bank/400 North Roxbury
                                  Drive, Beverly Hills, California 90210
                  Account No.:    40789038

 Danish Kroner    Bank/Address:   Jyske Bank A/S/Vesterbrogate 9, DK-1051,
                                  Copenhagen, Denmark
                  SWIFT ID:       JYBADKKK
                  For Account:    City National Bank/400 North Roxbury
                                  Drive, Beverly Hills, California 90210
                  Account No.:    7759-090107-8

 Swiss Francs     Bank/Address:   Union Bank of Switzerland (UBS)/Paradeplatz
                                  6, 8010 Zurich, Switzerland
                  SWIFT ID:       UBSWCHZH80A
                  For Account:    City National Bank/400 North Roxbury
                                  Drive, Beverly Hills, California 90210
                  Account No.:    0230-77836.05C

 Canadian         Bank/Address:   Royal Bank of Canada/200 Bay Street, Toronto,
 Dollars                          Ontario M4J 2J5, Canada
                  SWIFT ID:       ROYCCAT2
                  For Account:    City National Bank/400 North Roxbury
                                  Drive, Beverly Hills, California 90210
                  Account No.:    095913214004
 Euro             Bank/Address:   Citibank N.A./Citibank House Floor 336
                                  Strand, London WC2R 1HB, England, U.K.
                  SWIFT ID:       CITIGB2L
                  For Account:    City National Bank/400 North Roxbury
                                  Drive, Beverly Hills, California 90210
                  Account No.:    8251436

                                      SCHEDULE 2

                                    EXISTING LIENS


 PROPERTY SUBJECT                   AMOUNT OF
      TO LIEN        LIENHOLDER    DEBT SECURED    MATURITY DATE
 ----------------    ----------    ------------    -------------

                                   SCHEDULE 4.1(a)

                                   SUBSIDIARIES


                     State of
                  Incorporation      Percentage
      Name       or Organization    of Ownership       Owner
      ----       ---------------    ------------       -----

//ex99-1_1622_aw.cecc

                                   SCHEDULE 4.1(g)

                                   TITLE EXCEPTIONS

                                   SCHEDULE 4.1(h)

                                LITIGATION EXCEPTIONS

                                   SCHEDULE 4.1(t)

                                  PATENT EXCEPTIONS

                                      SCHEDULE 5

                                 EXISTING INVESTMENTS

                                      SCHEDULE 6

                                EXISTING INDEBTEDNESS

                                      SCHEDULE 7

                              EXISTING LETTERS OF CREDIT